                                                                    EXHIBIT 10.1

          ------------------------------------------------------------

             SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                            dated as of June 1, 2004

                                      among

                               AMB PROPERTY, L.P.,

                            THE BANKS LISTED HEREIN,

                              JPMORGAN CHASE BANK,
                            as Administrative Agent,

                           J.P. MORGAN EUROPE LIMITED,
                as Administrative Agent for Alternate Currencies

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent,

                           J.P. MORGAN SECURITIES INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                  as Joint Lead Arrangers and Joint Bookrunners

                         COMMERZBANK AKTIENGESELLSCHAFT
                       NEW YORK AND GRAND CAYMAN BRANCHES,
                       PNC BANK, NATIONAL ASSOCIATION, and
                              WACHOVIA BANK, N.A.,
                             as Documentation Agents

                          KEYBANK NATIONAL ASSOCIATION,
                            THE BANK OF NOVA SCOTIA,
                   ACTING THROUGH ITS SAN FRANCISCO AGENCY and
                             WELLS FARGO BANK, N.A.,
                               as Managing Agents

                                       AND

                       ING REAL ESTATE FINANCE (USA) LLC,
                               SOUTHTRUST BANK and
                         UNION BANK OF CALIFORNIA, N.A.,
                                  as Co-Agents

          ------------------------------------------------------------

                                TABLE OF CONTENTS

                                    ARTICLE I
DEFINITIONS.............................................................................       2
         SECTION 1.1. Definitions.......................................................       2
         SECTION 1.2. Accounting Terms and Determinations...............................      35
         SECTION 1.3. Types of Borrowings...............................................      36

                                   ARTICLE II
THE CREDITS.............................................................................      36
         SECTION 2.1. Commitments to Lend...............................................      36
         SECTION 2.2. Notice of Borrowing...............................................      37
         SECTION 2.3. Swingline Loan Subfacility........................................      39
         SECTION 2.4. Money Market Borrowings...........................................      42
         SECTION 2.5. Notice to Banks; Funding of Loans.................................      46
         SECTION 2.6. Notes.............................................................      48
         SECTION 2.7. Method of Electing Interest Rates.................................      49
         SECTION 2.8. Interest Rates....................................................      51
         SECTION 2.9. Fees..............................................................      52
         SECTION 2.10. Maturity Date....................................................      53
         SECTION 2.11. Optional Prepayments.............................................      53
         SECTION 2.12. Mandatory Prepayments............................................      55
         SECTION 2.13. General Provisions as to Payments................................      56
         SECTION 2.14. Funding Losses...................................................      57
         SECTION 2.15. Computation of Interest and Fees.................................      57
         SECTION 2.16. Use of Proceeds..................................................      58
         SECTION 2.17. Letters of Credit................................................      58
         SECTION 2.18. Letter of Credit Usage Absolute..................................      61
         SECTION 2.19. Special Provisions Regarding Alternate Currency Loans............      63

                                   ARTICLE III
CONDITIONS..............................................................................      66
         SECTION 3.1. Closing...........................................................      66
         SECTION 3.2. Borrowings........................................................      68

                                   ARTICLE IV
REPRESENTATIONS AND WARRANTIES..........................................................      69
         SECTION 4.1. Existence and Power...............................................      69
         SECTION 4.2. Power and Authority...............................................      69
         SECTION 4.3. No Violation......................................................      70
         SECTION 4.4. Financial Information.............................................      71
         SECTION 4.5. Litigation........................................................      72

         SECTION 4.6. Compliance with ERISA.............................................      72
         SECTION 4.7. Environmental.....................................................      73
         SECTION 4.8. Taxes.............................................................      73
         SECTION 4.9. Full Disclosure...................................................      73
         SECTION 4.10. Solvency.........................................................      74
         SECTION 4.11. Use of Proceeds..................................................      74
         SECTION 4.12. Governmental Approvals...........................................      74
         SECTION 4.13. Investment Company Act; Public Utility Holding Company Act.......      74
         SECTION 4.14. Principal Offices................................................      74
         SECTION 4.15. REIT Status......................................................      74
         SECTION 4.16. Patents, Trademarks, etc.........................................      74
         SECTION 4.17. Judgments........................................................      75
         SECTION 4.18. No Default.......................................................      75
         SECTION 4.19. Licenses, etc....................................................      75
         SECTION 4.20. Compliance With Law..............................................      75
         SECTION 4.21. No Burdensome Restrictions.......................................      75
         SECTION 4.22. Brokers' Fees....................................................      75
         SECTION 4.23. Labor Matters....................................................      76
         SECTION 4.24. Insurance........................................................      76
         SECTION 4.25. Organizational Documents.........................................      76
         SECTION 4.26. Qualifying Unencumbered Properties...............................      76

                                    ARTICLE V
AFFIRMATIVE AND NEGATIVE COVENANTS......................................................      76
         SECTION 5.1. Information.......................................................      77
         SECTION 5.2. Payment of Obligations............................................      80
         SECTION 5.3. Maintenance of Property; Insurance; Leases........................      80
         SECTION 5.4. Maintenance of Existence..........................................      80
         SECTION 5.5. Compliance with Laws..............................................      80
         SECTION 5.6. Inspection of Property, Books and Records.........................      81
         SECTION 5.7. Existence ........................................................      81
         SECTION 5.8. Financial Covenants...............................................      81
         SECTION 5.9. Restriction on Fundamental Changes................................      83
         SECTION 5.10. Changes in Business..............................................      84
         SECTION 5.11. General Partner Status...........................................      85
         SECTION 5.12. Other Indebtedness...............................................      86
         SECTION 5.13. Forward Equity Contracts.........................................      86
         SECTION 5.14. Capital Funding Loans............................................      86

                                   ARTICLE VI
DEFAULTS................................................................................      88

         SECTION 6.1. Events of Default.................................................      88
         SECTION 6.2. Rights and Remedies...............................................      92
         SECTION 6.3. Notice of Default.................................................      92
         SECTION 6.4. Actions in Respect of Letters of Credit...........................      93
         SECTION 6.5. Distribution of Proceeds after Default............................      95

                                   ARTICLE VII
THE AGENTS..............................................................................      95
         SECTION 7.1. Appointment and Authorization.....................................      95
         SECTION 7.2. Agency and Affiliates.............................................      95
         SECTION 7.3. Action by Agents..................................................      96
         SECTION 7.4. Consultation with Experts.........................................      96
         SECTION 7.5. Liability of Agents...............................................      96
         SECTION 7.6. Indemnification...................................................      96
         SECTION 7.7. Credit Decision...................................................      97
         SECTION 7.8. Successor Agents..................................................      97
         SECTION 7.9. Consents and Approvals............................................      98

                                  ARTICLE VIII
CHANGE IN CIRCUMSTANCES.................................................................      99
         SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair..........      99
         SECTION 8.2. Illegality........................................................      99
         SECTION 8.3. Increased Cost and Reduced Return.................................     100
         SECTION 8.4. Taxes.............................................................     102
         SECTION 8.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans........     105

                                   ARTICLE IX

MISCELLANEOUS...........................................................................     105
         SECTION 9.1. Notices...........................................................     105
         SECTION 9.2. No Waivers........................................................     106
         SECTION 9.3. Expenses; Indemnification.........................................     106
         SECTION 9.4. Sharing of Set-Offs...............................................     108
         SECTION 9.5. Amendments and Waivers............................................     109
         SECTION 9.6. Successors and Assigns............................................     109
         SECTION 9.7. Collateral........................................................     112
         SECTION 9.8. Governing Law; Submission to Jurisdiction; Judgment Currency......     113
         SECTION 9.9. Counterparts; Integration; Effectiveness..........................     114
         SECTION 9.10. WAIVER OF JURY TRIAL.............................................     114
         SECTION 9.11. Survival.........................................................     114
         SECTION 9.12. Domicile of Loans................................................     114
         SECTION 9.13. Limitation of Liability..........................................     114

       SECTION 9.14. Recourse Obligation..............................................     115
       SECTION 9.15. Confidentiality..................................................     115
       SECTION 9.16. Bank's Failure to Fund...........................................     116
       SECTION 9.17. Banks' ERISA Covenant............................................     121
       SECTION 9.18. No Bankruptcy Proceedings........................................     121
       SECTION 9.19. Optional Increase in Commitments.................................     121
       SECTION 9.20. Managing Agents, Documentation Agents and Co-Agents..............     122

SCHEDULE 1.1
SCHEDULE 4.4 (b)
SCHEDULE 4.6
SCHEDULE 5.11(c)(1)
SCHEDULE 5.11(c)(2)

             SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

      THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of June 1, 2004 among AMB PROPERTY, L.P. (the "Borrower"), the BANKS listed on the signature pages hereof, JPMORGAN CHASE BANK, as Administrative Agent, J.P. MORGAN EUROPE LIMITED, as Administrative Agent, BANK OF AMERICA, N.A., as Syndication Agent, J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as Joint Lead Arrangers and Joint Bookrunners, COMMERZBANK AKTIENGESELLSCHAFT NEW YORK AND GRAND CAYMAN BRANCHES, PNC BANK, NATIONAL ASSOCIATION, and WACHOVIA BANK, N.A., as Documentation Agents, KEYBANK NATIONAL ASSOCIATION, THE BANK OF NOVA SCOTIA, ACTING THROUGH ITS SAN FRANCISCO AGENCY and WELLS FARGO BANK, N.A., as Managing Agents, and ING REAL ESTATE FINANCE (USA) LLC, SOUTHTRUST BANK and UNION BANK OF CALIFORNIA, N.A., as Co-Agents.

                               W I T N E S S E T H

            WHEREAS, the Borrower, the Administrative Agent's predecessor-in-interest by merger and certain of the Banks entered into a Revolving Credit Agreement, dated as of May 24, 2000 (the "Original Credit Agreement");

            WHEREAS, the Borrower, the Administrative Agent and certain of the Banks entered into an Amended and Restated Revolving Credit Agreement, dated as of December 11, 2002 (the "Existing Credit Agreement"), pursuant to which the parties thereto amended and restated the terms and conditions contained in the Original Credit Agreement;

            WHEREAS, the Borrower, the Administrative Agent and certain of the Banks entered into an Amendment to Amended and Restated Credit Agreement, dated as of July 10, 2003 (the "First Amendment"), pursuant to which the parties thereto amended certain terms and conditions contained in the Existing Credit Agreement; and

            WHEREAS, the parties hereto have agreed to amend and restate the terms and conditions contained in the Existing Credit Agreement, as modified by the First Amendment, in their entirety as hereinafter set forth.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            I. The Existing Credit Agreement is hereby modified so that all of the terms and conditions of the aforesaid Existing Credit Agreement, as modified by the First Amendment, shall be restated in their entirety as set forth herein, and the Borrower agrees to comply with and be subject to all of the terms, covenants and conditions of this Agreement.

            II. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns, and shall be deemed to be effective as of the date hereof.

            III. Any reference in the Notes, any other Loan Document or any other document executed in connection with the Existing Credit Agreement, the First Amendment or the Original Credit Agreement shall be deemed to refer to this Agreement.

            The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            SECTION 1.1 Definitions . The following terms, as used herein, have the following meanings:

            "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.4.

            "Adjusted EBITDA" means EBITDA for such period minus an amount equal to appropriate reserves for replacements of Ten Cents ($0.10) (or in the case of any Real Property Asset owned by an Investment Affiliate or by a Consolidated Subsidiary, Borrower's Share of Ten Cents ($0.10)) per square foot per annum for each Real Property Asset (provided that, as to any Real Property Asset acquired during such period such Ten Cents ($0.10) per square foot adjustment shall be pro-rated for the period of ownership).

            "Adjusted Interbank Offered Rate" as applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the Interbank Offered Rate applicable during such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

            "Administrative Agent" shall mean (i) with respect to Notices of Borrowing and the administration of Loans denominated in an Alternate Currency, Alternate Currency Letters of Credit, and interest and fee payments with respect to Loans and Letters of Credit denominated in an Alternate Currency, J.P. Morgan Europe Limited; and (ii) for all other purposes under this Agreement, JPMorgan Chase Bank, in each case in its respective capacity as Administrative Agent hereunder, and its respective permitted successors in such capacity in accordance with the terms of this Agreement.

            "Administrative Questionnaire" means with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

            "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

            "Agents" shall mean the Administrative Agent and the Syndication Agent, collectively.

            "Agreement" shall mean this Amended and Restated Revolving Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

            "Alternate Currency" means the lawful currency of any of (i) the United Kingdom (British Pounds Sterling) or (ii) the European Economic Union (Euros) or (iii) Japan (Yen). For all purposes of this Agreement, including without limitation the calculation of the Dollar Equivalent Amount at any time and from time to time, each Alternate Currency will be marked-to-market on the last Business Day of each month.

            "Alternate Currency Commitment" means with respect to each Bank, the amount set forth under the name of such Bank on the signature pages hereof as its commitment for Loans in Alternate Currencies (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee's Commitment) and, to the extent expressly provided herein, Dollars, as such amount may be reduced from time to time pursuant to Section 2.11(e) or in connection with an assignment to an Assignee, and as such amount may be increased pursuant to Section 9.19 or in connection with an assignment from an Assignor. The initial aggregate Dollar Equivalent Amount of the Banks' Alternate Currency Commitments is $250,000,000.

            "Alternate Currency Letter of Credit" means a Letter of Credit denominated in Alternate Currency.

            "Alternate Currency Sublimit" means, a Dollar Equivalent Amount of Loans denominated in Alternate Currency and Alternate Currency Letter(s) of Credit (and, to the extent expressly provided herein, Loans and Letters of Credit denominated in Dollars), equal to Two Hundred Fifty Million Dollars ($250,000,000) (assuming Commitments of Five Hundred Million Dollars ($500,000,000) and ratably adjusted for changes in the Commitments pursuant to this Agreement).

            "Applicable Fee Percentage" means the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Fee Percentage. Borrower shall have not less than two (2) Credit Ratings at all times. In the event that Borrower receives only two (2) Credit Ratings (one of which must be from S&P or Moody's), and such Credit Ratings are not equivalent, the Applicable Fee Percentage shall be determined by the lower of such two (2) Credit Ratings. In the event that Borrower receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Fee Percentage shall be determined by the second highest Credit Rating, provided that one of the highest two (2) Credit Ratings shall be from S&P or Moody's; provided, further, that if neither of the highest two (2) Credit Ratings is from S&P or Moody's, then the Applicable Fee Percentage shall be determined by the highest Credit Rating from either S&P or Moody's.

            Range of
            Borrower's
            Credit Rating                 Applicable
            (S&P/Moody's            Fee Percentage

    Ratings)                 (% per annum)
    --------                 -------------
Non-Investment Grade             0.35

BBB-/Baa3                        0.25

BBB/Baa2                         0.20

BBB+/Baa1                        0.20

A-/A3 or better                  0.15

            "Applicable Interest Rate" means (i) with respect to any Fixed Rate Indebtedness, the fixed interest rate applicable to such Fixed Rate Indebtedness at the time in question, and (ii) with respect to any Floating Rate Indebtedness, either (x) the rate at which the interest rate applicable to such Floating Rate Indebtedness is actually capped (or fixed pursuant to an interest rate hedging device), at the time of calculation, if Borrower has entered into an interest rate cap agreement or other interest rate hedging device with respect thereto or (y) if Borrower has not entered into an interest rate cap agreement or other interest rate hedging device with respect to such Floating Rate Indebtedness, the greater of (A) the rate at which the interest rate applicable to such Floating Rate Indebtedness could be fixed for the remaining term of such Floating Rate Indebtedness, at the time of calculation, by Borrower's entering into any unsecured interest rate hedging device either not requiring an upfront payment or if requiring an upfront payment, such upfront payment shall be amortized over the term of such device and included in the calculation of the interest rate (or, if such rate is incapable of being fixed by entering into an unsecured interest rate hedging device at the time of calculation, a fixed rate equivalent reasonably determined by Administrative Agent) or (B) the floating rate applicable to such Floating Rate Indebtedness at the time in question.

            "Applicable Lending Office" means with respect to any Bank, (i) in the case of its Base Rate Loans and Swingline Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

            "Applicable Margin" means with respect to each Loan, the respective percentages per annum determined, at any time, based on the range into which Borrower's Credit Rating then falls, in accordance with the table set forth below. Any change in Borrower's Credit Rating causing it to move to a different range on the table shall effect an immediate change in the Applicable Margin. Borrower shall have not less than two (2) Credit Ratings at all times. In the event that Borrower receives only two (2) Credit Ratings (one of which must be from S&P or Moody's), and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings. In the event that Borrower receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the Applicable Margin shall be determined by the second highest Credit Rating, provided that one of the highest two (2) Credit Ratings shall be from S&P or Moody's; provided, further, that if neither of the highest two (2) Credit Ratings is from S&P or Moody's, then the Applicable Margin shall be determined by the highest Credit Rating from either S&P or Moody's.

  Range of              Applicable
 Borrower's              Margin for               Applicable
Credit Rating            Base Rate              Margin for Euro
(S&P/Moody's               Loans                 Dollar Loans
  Ratings)             (% per annum)            (% per annum)
-------------          -------------            ---------------
Non-Invest-
ment Grade                 0.00                       1.15

BBB-/Baa3                  0.00                       0.85

BBB/Baa2                   0.00                       0.70

BBB+/Baa1                  0.00                       0.60

A-/A3 or better            0.00                       0.60

            "Assignee" has the meaning set forth in Section 9.6(c).

            "Balance Sheet Indebtedness" means with respect to any Person and assuming such Person is required to prepare financial statements in accordance with GAAP, without duplication, the Indebtedness of such Person which would be required to be included on the liabilities side of the balance sheet of such Person in accordance with GAAP excluding, in the case of Borrower or General Partner, the Balance Sheet Indebtedness of any Consolidated Subsidiary. Notwithstanding the foregoing, Balance Sheet Indebtedness shall include current liabilities and all guarantees of Indebtedness of any Person.

            "Balloon Payments" shall mean with respect to any loan constituting Balance Sheet Indebtedness, any required principal payment of such loan which is either (i) payable at the maturity of such Indebtedness or (ii) in an amount which exceeds fifteen percent (15%) of the original principal amount of such loan; provided, however, that the final payment of a fully amortizing loan shall not constitute a Balloon Payment.

            "Bank" means each entity (other than Borrower) listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors and each Designated Lender; provided, however, that the term "Bank" shall exclude each Designated Lender when used in reference to a Committed Loan, the Commitments or terms relating to the Committed Loans and the Commitments and shall further exclude each Designated Lender for all other purposes hereunder except that any Designated Lender which funds a Money Market Loan shall, subject to Section 9.6(d), have the rights (including the rights given to a Bank contained in Sections 9.3 and 9.5 and otherwise in Article 9) and obligations of a Bank associated with holding such Money Market Loan. For purposes of this Agreement, neither J.P. Morgan Securities, Inc. nor Banc of America Securities LLC shall constitute a "Bank."

            "Bankruptcy Code" shall mean Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

            "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 0.50% plus the Federal Funds Rate for such day. Each change in the Base Rate shall become effective automatically as of the opening of business on the date of such change in the Base Rate, without prior written notice to Borrower or Banks.

            "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the provisions of this Agreement.

            "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "Borrower" means AMB Property, L.P., a Delaware limited partnership.

            "Borrower's Share" means Borrower's and General Partner's direct or indirect share of a Consolidated Subsidiary, a Joint Venture Subsidiary or an

Investment Affiliate based upon Borrower's and General Partner's percentage ownership (whether direct or indirect) of such Consolidated Subsidiary, Joint Venture Subsidiary or Investment Affiliate.

            "Borrowing" has the meaning set forth in Section 1.3.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

            "Capital Leases" as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

            "Capital Funding Loan" shall have the meaning set forth in Section
5.14 hereof.

            "Cash or Cash Equivalents" shall mean (a) cash; (b) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof; (c) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of S & P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent ); (d) domestic corporate bonds, other than domestic corporate bonds issued by Borrower or any of its Affiliates, maturing no more than two (2) years after the date of acquisition thereof and, at the time of acquisition, having a rating of at least A or the equivalent from any two (2) of S & P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (e) variable-rate domestic corporate notes or medium term corporate notes, other than notes issued by Borrower or any of its Affiliates, maturing or resetting no more than one (1) year after the date of acquisition thereof and having a rating of at least AA or the equivalent from two of S & P, Moody's or Fitch (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services acceptable to Administrative Agent); (f) commercial paper (foreign and domestic) or master notes, other than commercial paper or master notes issued by Borrower or any of its Affiliates, and, at the time of acquisition, having a long-term rating of at least A or the equivalent from S & P, Moody's or Fitch and having a short-term rating of at least A-1 and P-1 from S & P and Moody's, respectively (or, if at any time neither S & P nor Moody's shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to Administrative Agent); (g) domestic and foreign certificates of deposit or domestic time deposits or foreign deposits or bankers' acceptances (foreign or domestic) in Dollars, Hong Kong Dollars, Singapore Dollars or an Alternate Currency that are issued by a bank (I) which has, at the time of acquisition, a long-term rating of at least A or the equivalent from S & P, Moody's or Fitch and (II) if a domestic bank, which is a member of the Federal Deposit Insurance Corporation; (h) overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments, provided that the collateral supporting such repurchase agreements shall have a value not less than 101% of the principal amount of the repurchase agreement plus accrued interest; and (i) money market funds invested in investments substantially all of which consist of the items described in clauses (a) through (h) foregoing.

            "Closing Date" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent.

            "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Committed Borrowing" has the meaning set forth in Section 1.3.

            "Committed Loan" means a loan made by a Bank pursuant to Section 2.1, as well as Loans required to be made by a Bank pursuant to Section 2.17 to reimburse a Fronting Bank for a Letter of Credit that has been drawn down; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

            "Commitment" means with respect to each Bank, the sum of its Dollar Commitment and its Alternate Currency Commitment.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with Borrower or General Partner in accordance with GAAP.

            "Consolidated Subsidiary EBITDA" means, for any period (i) Income from Operations of a Consolidated Subsidiary for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Income from Operations of such Consolidated Subsidiary for such period, plus (iii)

Interest Expense deducted in the calculation of Income from Operations of such Consolidated Subsidiary for such period, all of the foregoing without duplication.

            "Consolidated Tangible Net Worth" means, at any time, the tangible net worth of Borrower, on a consolidated basis, determined in accordance with GAAP, plus preferred units issued by Consolidated Subsidiaries, plus all accumulated depreciation and amortization of Borrower plus Borrower's Share of accumulated depreciation and amortization of Investment Affiliates, deducted, in either case, from earnings in calculating Net Income.

            "Construction Asset" has the meaning set forth in the definition of the term "Construction Asset Cost".

            "Construction Asset Cost" shall mean, with respect to a Real Property Asset (or, in the case of any Real Property Asset to be developed in phases, any phase thereof) in which Development Activity has begun (as evidenced by obtaining a permit to commence construction of the applicable industrial or retail improvements by the applicable governmental authority) but has not yet been substantially completed (substantial completion shall be deemed to mean not less than 90% completion, as such completion shall be evidenced by a certificate of occupancy or its equivalent and the commencement of the payment of rent by tenants of such Real Property Asset or phase) (a "Construction Asset"), (i) in the case of the development and construction by the Borrower described in clause
(a) of the definition of Development Activity, the aggregate, good faith estimate of the total cost to be incurred by the Borrower in the construction of such improvements (including land acquisition costs); (ii) in the case of the development and construction by a Joint Venture Subsidiary or a Consolidated Subsidiary of the Borrower described in clause (a) of the definition of Development Activity, an amount equal to Borrower's Share of the aggregate, good faith estimate of the total cost to be incurred by such Joint Venture Subsidiary or such Consolidated Subsidiary, as applicable, in the construction of such improvements (including land acquisition costs); (iii) in the case of the financing of any development and construction by the Borrower, the amount the Borrower has committed to fund to pay the cost to complete such development and construction, (iv) in the case of the financing of any development and construction by a Joint Venture Subsidiary or a Consolidated Subsidiary of the Borrower, an amount equal to Borrower's Share of the amount such Joint Venture Subsidiary or such Consolidated Subsidiary, as applicable, has committed to fund to pay the cost to complete such development and construction; (v) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by the Borrower, the amount of such Contingent Obligation of the Borrower, (vi) in the case of the incurrence of any Contingent Obligations in connection with any development and construction by a Joint Venture Subsidiary or a Consolidated Subsidiary of the Borrower, an amount equal to Borrower's Share of the amount of such Contingent Obligation of such Joint Venture Subsidiary or such Consolidated Subsidiary, as applicable.

            "Contingent Obligation" as to any Person means, without duplication,
(i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the Net Present Value of the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrower required to be delivered pursuant to Section 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations,
(ii) in the case of joint and several guarantees given by a Person in whom Borrower owns an interest (which guarantees are non-recourse to Borrower), to the extent the guarantees, in the aggregate, exceed 15% of Total Asset Value, the amount which is the lesser of (x) the amount in excess of 15% or (y) the amount of Borrower's interest therein shall be deemed to be a Contingent Obligation of Borrower, and (iii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall be deemed not to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn. All matters constituting "Contingent Obligations" shall be calculated without duplication.

            "Convertible Securities" means evidences of shares of stock, limited or general partnership interests or other ownership interests, warrants, options, or other rights or securities which are convertible into or exchangeable for, with or without payment of additional consideration, common shares of beneficial interest of General Partner or partnership interests of Borrower, as the case may be, either immediately or upon the arrival of a specified date or the happening of a specified event.

            "Credit Rating" means the rating assigned by the Rating Agencies to Borrower's senior unsecured long term indebtedness.

            "Debt Restructuring" means a restatement of, or material change in, the amortization or other financial terms of any Indebtedness of General Partner, the Borrower or any Subsidiary or Investment Affiliate.

            "Debt Service" means, for any period and without duplication, Interest Expense for such period plus scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Borrower and General Partner, plus Borrower's Share of scheduled principal amortization (excluding Balloon Payments) for such period on all Balance Sheet Indebtedness of Investment Affiliates and Consolidated Subsidiaries.

            "Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

            "Default Rate" has the meaning set forth in Section 2.8(d).

            "Designated Lender" means a special purpose corporation that (i) shall have become a party to this Agreement pursuant to Section 9.6(d), and (ii) is not otherwise a Bank.

            "Designated Lender Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay Money Market Loans made by Designated Lenders, and "Designated Lender Note" means any one of such promissory notes issued under
Section 9.6(d) hereof.

            "Designating Lender" shall have the meaning set forth in Section 9.6(d) hereof.

            "Designation Agreement" means a designation agreement in substantially the form of Exhibit G attached hereto, entered into by a Bank and a Designated Lender and accepted by the Administrative Agent.

            "Development Activity" means (a) the development and construction of industrial or retail facilities by the Borrower or any of its Consolidated Subsidiaries or Joint Venture Subsidiaries excluding Unimproved Assets, (b) the financing by the Borrower or any of its Consolidated Subsidiaries or Joint Venture Subsidiaries of any such development or construction and (c) the incurrence by the Borrower or any of its Consolidated Subsidiaries or Joint Venture Subsidiaries of any Contingent Obligations in connection with such development or construction (other than purchase contracts for Real Property Assets which are not payable until after completion of development or construction).

            "Dollar Commitment" means with respect to each Bank, the amount set forth under the name of such Bank on the signature pages hereof as its commitment for Loans in Dollars (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee's Commitment), as such amount may be reduced from time to time pursuant to Section 2.11(e) or in connection with an assignment to an Assignee, and as such amount may be increased pursuant to Section 9.19 or in connection with an assignment from an Assignor. The initial aggregate amount of the Banks' Dollar Commitments is $250,000,000.

            "Dollar Equivalent Amount" shall mean (i) with respect to any amount of Alternate Currency on any day, the equivalent amount in Dollars of such amount of Alternate Currency as determined by the Administrative Agent using the applicable Exchange Rate on such day and (ii) with respect to any amount of Dollars, such amount.

            "Dollar Sublimit" means, an amount of Loans and Letters of Credit denominated in Dollars equal to Two Hundred Fifty Million Dollars ($250,000,000) (assuming Commitments of Five Hundred Million Dollars ($500,000,000) and ratably adjusted for changes in the Commitments pursuant to this Agreement).

            "Dollars" and "$" means the lawful money of the United States.

            "Domestic Lending Office" means, as to each Bank, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

            "EBITDA" means, for any period (i) Borrower's and General Partner's Income from Operations for such period, plus (ii) Borrower's and General Partner's depreciation and amortization expense and other non-cash items deducted in the calculation of Income from Operations for such period, plus
(iii) Borrower's and General Partner's Interest Expense deducted in the calculation of Income from Operations for such period, plus (iv) Borrower's Share of the Investment Affiliate EBITDA for each Investment Affiliate, plus (v) Borrower's Share of the Consolidated Subsidiary EBITDA for each Consolidated Subsidiary, all of the foregoing without duplication.

            "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.9.

            "Environmental Affiliate" means any partnership, joint venture, trust or corporation in which an equity interest is owned directly or indirectly by the Borrower and, as a result of the ownership of such equity interest, Borrower may have recourse liability for Environmental Claims against such partnership, joint venture, trust or corporation (or the property thereof).

            "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on the Borrower.

            "Environmental Laws" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Materials of Environmental Concern into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern or the clean up or other remediation thereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

            "ERISA Group" means the Borrower, any Subsidiary, General Partner and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all members of an "affiliated service group" which, together with the Borrower, any Subsidiary or General Partner, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

            "Euro-Dollar Borrowing" has the meaning set forth in Section 1.3.

            "Euro-Dollar Business Day" means any Business Day on which banks are open for dealings in Dollar deposits in the London interbank market and any day on which commercial banks are open for foreign exchange business in (i) London, or (ii) if such reference relates to the date on which any amount is to be paid or made available in an Alternate Currency, the principal financial center in the country of such Alternate Currency.

            "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

            "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Borrowing. Euro-Dollar Loans may be denominated in a currency included in the definition of Alternate Currency or in Dollars.

            "Euro-Dollar Reference Bank" means the principal London offices of the Administrative Agent.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D, as Regulation D may be amended, modified or supplemented, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The

Adjusted Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

            "Event of Default" has the meaning set forth in Section 6.1.

            "Exchange Rate" means, (i) the rate appearing on the relevant display page (as determined by the Administrative Agent) on the Reuters Monitor Money Rates Service for the sale of the applicable Alternate Currency for Dollars in the London foreign exchange market at approximately 11a.m. (London time) for delivery two (2) Euro-Dollar Business Days later or if not available
(ii) the spot selling rate at which the Administrative Agent offers to sell such Alternate Currency for Dollars in the London foreign exchange market at approximately 11:00a.m. (London time) for delivery two Euro-Dollar Business Days later; provided, however, that if, at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method (including obtaining quotes from two (2) or more market makers for the applicable Alternate Currency) as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

            "Extension Date" has the meaning set forth in Section 2.10(b).

            "Extension Fee" has the meaning set forth in Section 2.9(d).

            "Extension Notice" has the meaning set forth in Section 2.10(b).

            "Facility Amount" has the meaning set forth in Section 2.1.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

            "FFO" means "funds from operations," defined to mean, without duplication for any period, Income from Operations, plus (i) Borrower's Share of

Income from Operations of any Investment Affiliate (plus Borrower's Share of real estate depreciation and amortization expenses of Investment Affiliates), plus (ii) real estate depreciation and amortization expense for such period.

            "Financing Partnerships" means any Subsidiary which is wholly-owned, directly or indirectly, by Borrower or by Borrower and General Partner, with General Partner holding, directly or indirectly other than through its interest in Borrower, no more than a 2% economic interest in such Subsidiary.

            "First Tier JV" has the meaning set forth in Section 5.14.

            "Fiscal Quarter" means a fiscal quarter of a Fiscal Year.

            "Fiscal Year" means the fiscal year of Borrower and General Partner.

            "Fitch" means Fitch, Inc., or any successor thereto.

            "Fixed Charges" for any Fiscal Quarter period means the sum of (i) Debt Service for such period, (ii) dividends on preferred units payable by Borrower for such period, and (iii) distributions made by Borrower in such period to Guarantor for the purpose of paying dividends on preferred shares in Guarantor. If any of the foregoing Indebtedness is subject to an interest rate cap agreement purchased by the Borrower, the Guarantor or a Consolidated Subsidiary, the interest rate shall be assumed to be the lower of the actual interest payable on such Indebtedness or the capped rate of such interest rate cap agreement. In no event shall any dividends payable on the Guarantor's or any Consolidated Subsidiary's common stock be included in Fixed Charges.

            "Fixed Rate Borrowing" has the meaning set forth in Section 1.3.

            "Fixed Rate Indebtedness" means all Indebtedness which accrues interest at a fixed rate.

            "Floating Rate Indebtedness" means all Indebtedness which is not Fixed Rate Indebtedness and which is not a Contingent Obligation or an Unused Commitment.

            "FMV Cap Rate" means eight and one-half percent (8.50%).

            "Foreign Property Interests" shall have the meaning set forth in
Section 5.8(i) hereof.

            "Fronting Bank" shall mean JPMorgan Chase Bank.

            "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "General Partner" means AMB Property Corporation, a Maryland corporation qualified as a real estate investment trust and the sole general partner of Borrower.

            "Group of Loans" means, at any time, a group of Loans consisting of
(i) all Committed Loans which are Base Rate Loans at such time, or (ii) all Euro-Dollar Loans in the same currency having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

            "Guarantor" shall mean AMB Property Corporation, a Maryland corporation qualified as a real estate investment trust.

            "Guaranty" shall mean that certain Guaranty Agreement, dated as of the date hereof, by General Partner, as guarantor, to Administrative Agent, for the benefit of the Banks.

            "IBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the Interbank Offered Rate pursuant to
Section 2.4.

            "Income from Operations" means, for any period, Net Income before the deduction of (i) Taxes, (ii) minority interests, (iii) gains and losses on asset sales, Debt Restructurings or write-ups or forgiveness of indebtedness,
(iv) gains and losses from extraordinary items, (v) payment of preferred dividends, calculated in conformity with GAAP, and (vi) an adjustment to exclude the straight-lining of rents.

            "Indebtedness" as applied to any Person (and without duplication), means (a) all indebtedness, obligations or other liabilities of such Person for borrowed money or for the deferred purchase price of property or services, including all liabilities of such Person evidenced by Securities or other similar instruments, (b) all Contingent Obligations of such Person, (c) all indebtedness obligations or other liabilities of such Person or others secured by a Lien on any asset of such Person, in excess of 2.5% of Total Liabilities in the aggregate, whether or not such indebtedness, obligations or liabilities are assumed by, or are a personal liability of such Person, and (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of, or in the footnotes to the balance sheet of such Person, exclusive, however, of all dividends and distributions declared but not yet paid. Notwithstanding the foregoing, whenever the term "Indebtedness" is used with respect to Borrower or General Partner without expressly stating that such Indebtedness is to be determined on a consolidated basis, such "Indebtedness" shall only include Borrower's Share of any Indebtedness of a Consolidated Subsidiary.

            "Indemnitee" has the meaning set forth in Section 9.3(b).

            "Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars or Alternate Currency, as applicable, are offered to the Euro-Dollar Reference Bank in the interbank market at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Borrowing or Group of Loans or portion thereof to be converted into or continued as Euro-Dollar Loans to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

            "Interest Expense" means, for any period and without duplication, total interest expense, whether paid, accrued or capitalized, determined in accordance with GAAP, with respect to Balance Sheet Indebtedness of Borrower and General Partner, plus Borrower's Share of accrued, paid or capitalized interest with respect to any Balance Sheet Indebtedness of Investment Affiliates and Consolidated Subsidiaries (in each case, including, without limitation, the interest component of Capital Leases but excluding interest expense covered by an interest reserve established under a loan facility such as capitalized construction interest provided for in a construction loan).

            "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing specified in the Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 1, 2, 3 or 6 months thereafter (or a period less than 1 month with the reasonable approval of Administrative Agent, unless any Bank has previously advised Administrative Agent and Borrower that it is unable to enter into Interbank Offered Rate Contracts for an Interest Period of the same duration) as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided, that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

            (c)   no Interest Period may end later than the Maturity Date.

(2) intentionally omitted.

(3) with respect to each Money Market IBOR Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending 1, 2 or 3 months thereafter; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

            (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

            (c)   no Interest Period may end later than the Maturity Date.

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Money Market Quote Request and ending such number of days thereafter (but not less than 14 days or more than 90 days) as the Borrower may elect in accordance with Section 2.4; provided that:

            (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

            (b)   no Interest Period may end later than the Maturity Date.

            "Interest Rate Contracts" means, collectively, interest rate swap, collar, cap or similar agreements providing interest rate protection.

            "Intermediate Tier Entity" has the meaning set forth in Section
5.14.

            "International FinCo" has the meaning set forth in Section 5.14.

            "Intracompany Indebtedness" means Indebtedness whose obligor and obligee are each the Borrower, the Guarantor or a Consolidated Subsidiary.

            "Investment Affiliate" means any Person in whom Guarantor or Borrower holds an equity interest, directly or indirectly, whose financial results are not consolidated under GAAP with the financial results of Guarantor or Borrower on the consolidated financial statements of General Partner and Borrower.

            "Investment Affiliate EBITDA" means, for any period (i) Income from Operations of an Investment Affiliate for such period, plus (ii) depreciation and amortization expense and other non-cash items deducted in the calculation of Income from Operations of such Investment Affiliate for such period, plus (iii) Interest Expense deducted in the calculation of Income from Operations of such Investment Affiliate for such period, all of the foregoing without duplication.

            "Investment Grade Rating" means a rating for a Person's senior long-term unsecured debt of BBB- or better from S&P or a rating of Baa3 or better from Moody's. In the event that Borrower receives Credit Ratings only from S&P and Moody's, and such Credit Ratings are not equivalent, the lower of such two (2) Credit Ratings shall be used to determine whether an Investment Grade Rating was achieved. In the event that Borrower receives more than two (2) Credit Ratings, and such Credit Ratings are not all equivalent, the second highest Credit Rating shall be used to determine whether an Investment Grade Rating was achieved, provided that one of the highest two (2) Credit Ratings is from S&P or Moody's; provided, further, that if neither of the highest two (2) Credit Ratings is from S&P or Moody's, then the highest Credit Rating from either S&P or Moody's shall be used to determine whether an Investment Grade Rating was achieved.

            "Investment Mortgages" means mortgages securing indebtedness with respect to Real Property Assets directly or indirectly owed to Borrower or any of its Subsidiaries, including, without limitation, certificates of interest in real estate mortgage investment conduits.

            "Invitation for Money Market Quotes" has the meaning set forth in
Section 2.4(c).

            "Joint Bookrunners" means J.P. Morgan Securities Inc. and Banc of America Securities L.L.C., in their capacity as Joint Bookrunners hereunder.

            "Joint Lead Arrangers" means J.P. Morgan Securities Inc. and Banc of America Securities L.L.C., in their capacity as Joint Lead Arrangers hereunder.

            "Joint Lenders" has the meaning set forth in Section 5.14.

            "Joint Venture Interests" means partnership, joint venture, membership or other equity interests issued by any Person which is an Investment Affiliate that is not a Subsidiary, is not consolidated with Borrower and is not controlled by a Joint Venture Parent.

            "Joint Venture Parent" means Borrower or one or more Financing Partnerships of Borrower which directly or indirectly owns any interest in a Joint Venture Subsidiary.

            "Joint Venture Subsidiary" means any entity (other than a Financing Partnership) in which (i) a Joint Venture Parent owns at least 50% of the economic interests and (ii) the sale or financing of any Property owned by such Joint Venture Subsidiary is substantially controlled by a Joint Venture Parent, subject to customary provisions set forth in the organizational documents of such Joint Venture Subsidiary with respect to refinancings or rights of first refusal granted to other members of such Joint Venture Subsidiary. For purposes of the preceding sentence, the sale or financing of a Property owned by a Joint Venture Subsidiary shall be deemed to be substantially controlled by a Joint Venture Parent, if such Joint Venture Parent has the ability to exercise a buy-sell right in the event of a disagreement regarding the sale or financing of such Property.

            "JV Non-US Property Owner" has the meaning set forth in Section
5.14.

            "Letter(s) of Credit" has the meaning provided in Section 2.2(b).

            "Letter of Credit Collateral" has the meaning provided in Section
6.4.

            "Letter of Credit Collateral Account" has the meaning provided in
Section 6.4.

            "Letter of Credit Documents" has the meaning provided in Section
2.17.

            "Letter of Credit Usage" means at any time the sum of (i) the aggregate maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements for drawing referred to therein, and (ii) the aggregate amount of the Borrower's unpaid obligations under this Agreement in respect of the Letters of Credit.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement, in each case that has the effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" means a Base Rate Loan, a Euro-Dollar Loan, a Money Market Loan or a Swingline Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans, Money Market Loans or Swingline Loans or any combination of the foregoing.

            "Loan Documents" means this Agreement, the Notes, the Guaranty, the Letter(s) of Credit and the Letter of Credit Documents.

            "Majority Banks" means at any time Banks having at least 51% of the aggregate amount of Commitments, or if the Commitments shall have been terminated, holding Notes evidencing at least 51% of the aggregate unpaid principal amount of the Loans, (provided, that in the case of Swingline Loans, the amount of each Bank's funded participation interest in such Swingline Loans shall be considered for purposes hereof as if it were a direct loan and not a participation interest, and the aggregate amount of Swingline Loans owing to the Swingline Lender shall be considered for purposes hereof as reduced by the amount of such funded participation interests).

            "Mandatory Borrowing" has the meaning set forth in Section 2.3(b)(iii).

            "Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which does or could reasonably be expected to, materially and adversely impair (i) the ability of the Borrower and its Consolidated Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (ii) the ability of Administrative Agent or the Banks to enforce the Loan Documents.

            "Materials of Environmental Concern" means and includes pollutants, contaminants, hazardous wastes, toxic and hazardous substances, asbestos, lead, petroleum and petroleum by-products.

            "Maturity Date" shall mean the date when all of the Obligations hereunder shall be due and payable which shall be June 1, 2007, unless otherwise extended in accordance with Section 2.10(b) or accelerated pursuant to the terms hereof.

            "Money Market Absolute Rate" has the meaning set forth in Section 2.4(d)(2).

            "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

            "Money Market Borrowing" has the meaning set forth in Section 1.3.

            "Money Market IBOR Loan" means a loan to be made by a Bank pursuant to a IBOR Auction (including, without limitation, such a loan bearing interest at the Base Rate pursuant to Article VIII).

            "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market IBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

            "Money Market Loan" means a Money Market IBOR Loan or a Money Market Absolute Rate Loan.

            "Money Market Margin" has the meaning set forth in Section
2.4(d)(2).

            "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.4.

            "Money Market Quote Request" has the meaning set forth in Section 2.4(b).

            "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

            "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has at any time after September 25, 1980 made contributions or has been required to make contributions (for these purposes any Person which ceased to be a member of the ERISA Group after September 25, 1980 will be treated as a member of the ERISA Group).

            "Negative Pledge" means, with respect to any Property, any covenant, condition, or other restriction entered into by the owner of such Property or directly binding on such Property which prohibits or limits the creation or assumption of any Lien upon such Property to secure any or all of the Obligations; provided, however, that such term shall not include (a) any covenant, condition or restriction contained in any ground lease from a governmental entity, and (b) financial covenants given for the benefit of any Person that may be violated by the granting of any Lien on any Property to secure any or all of the Obligations.

            "Net Income" means, for any period, net income as calculated in conformity with GAAP.

            "Net Offering Proceeds" means all cash or other assets received by General Partner or Borrower as a result of the issuance or sale of common shares of beneficial interest, preferred shares of beneficial interest, partnership interests, preferred partnership units, limited liability company interests, Convertible Securities or other ownership or equity interests in General Partner or Borrower less customary costs and discounts of issuance paid by General Partner or Borrower, as the case may be.

            "Net Price" means, with respect to the purchase of any Property, without duplication, (i) the aggregate purchase price paid as cash consideration for such purchase (without adjustment for prorations), including, without limitation, the principal amount of any note received or other deferred payment to be made in connection with such purchase (except as described in clause (ii) below) and the value of any non-cash consideration delivered in connection with such purchase (including, without limitation, shares or preferred shares of beneficial interest in General Partner and OP Units or Preferred OP Units (as defined in Borrower's partnership agreement)) plus (ii) reasonable costs of sale and non-recurring taxes paid or payable in connection with such purchase or sale.

            "Net Present Value" shall mean, as to a specified or ascertainable dollar amount, the present value, as of the date of calculation of any such amount using a discount rate equal to the Base Rate in effect as of the date of such calculation.

            "Non-Recourse Indebtedness" means Indebtedness with respect to which recourse for payment is limited to (i) specific assets related to a particular Property or group of Properties encumbered by a Lien securing such Indebtedness or (ii) any Subsidiary (provided that if a Subsidiary is a partnership, there is no recourse to Borrower or General Partner as a general partner of such partnership); provided, however, that personal recourse of Borrower or General Partner for any such Indebtedness for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financing of real estate shall not, by itself, prevent such Indebtedness from being characterized as Non-Recourse Indebtedness.

            "Non-US Property" has the meaning set forth in Section 5.14.

            "Non-US Property Owners" has the meaning set forth in Section 5.14.

            "Notes" means the promissory notes of the Borrower and each Qualified Borrower, substantially in the form of Exhibit A and Exhibit A-1 hereto, respectively, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

            "Notice of Borrowing" means a notice from Borrower in accordance with Section 2.2 or Section 2.3(b)(i).

            "Notice of Interest Rate Election" has the meaning set forth in
Section 2.7.

            "Obligations" means all obligations, liabilities, indemnity obligations and Indebtedness of every nature of the Borrower, from time to time owing to Administrative Agent or any Bank under or in connection with this Agreement or any other Loan Document.

            "Parent" means, with respect to any Bank, any Person controlling such Bank.

            "Participant" has the meaning set forth in Section 9.6(b).

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Permitted Holdings" means Unimproved Assets, Development Activity, Joint Venture Interests, interests in Taxable REIT Subsidiaries and Investment Mortgages, but only to the extent permitted in Section 5.8.

            "Permitted Liens" means:

            a. Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with the terms hereof;

            b. statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being contested in good faith in accordance with the terms hereof;

            c. deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other social security legislation or to secure liabilities to insurance carriers;

            d. utility deposits and other deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, purchase contracts, construction contracts, governmental contracts, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            e. Liens for purchase money obligations for equipment (or Liens to secure Indebtedness incurred within 90 days after the purchase of any equipment to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, or extensions, renewals, or replacements of any of the foregoing for the same or lesser amount); provided that (i) the Indebtedness secured by any such Lien does not exceed the purchase price of such equipment, (ii) any such Lien encumbers only the asset so purchased and the proceeds upon sale, disposition, loss or destruction thereof, and (iii) such Lien, after giving effect to the Indebtedness secured thereby, does not give rise to an Event of Default;

            f. easements, rights-of-way, zoning restrictions, other similar charges or encumbrances and all other items listed on Schedule B to Borrower's owner's title insurance policies, except in connection with any Indebtedness, for any of Borrower's Real Property Assets, so long as the foregoing do not interfere in any material respect with the use or ordinary conduct of the business of Borrower and do not diminish in any material respect the value of the Property to which it is attached or for which it is listed;

            g. (I) Liens and judgments which have been or will be bonded (and the Lien on any cash or securities serving as security for such bond) or released of record within thirty (30) days after the date such Lien or judgment is entered or filed against General Partner, Borrower, or any Subsidiary, or (II) Liens which are being contested in good faith by appropriate proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings and as to which the subject asset is not at risk of forfeiture;

            h. Liens on Property of the Borrower or its Subsidiaries (other than Qualifying Unencumbered Property) securing Indebtedness which may be incurred or remain outstanding without resulting in an Event of Default hereunder; and

            i. Liens in favor of Borrower against any asset of any Financing Partnership or Joint Venture Subsidiaries.

            "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.

            "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "Preferred Stock Subsidiary" means a corporation organized with two classes of stock, consisting of one class of voting common shares and one class of non-voting preferred shares, all of whose preferred shares are owned by a Person seeking to be treated as a real estate investment trust under the Code (or an operating partnership of which such Person is general partner) and all of the common shares of which are owned by individuals or entities who are neither owned nor controlled by such Person (but which individuals may be, and which entities may be owned and controlled by, officers, directors or employees of such Person), and to which such Person (or an operating partnership of which such Person is general partner) has contributed at least ninety-five percent (95%) or more of the equity capital raised by such corporation in exchange for the issuance of such corporation's shares.

            "Prime Rate" means the rate of interest publicly announced by the Administrative Agent from time to time as its Prime Rate (it being understood that the same shall not necessarily be the best rate offered by the Administrative Agent to customers).

            "principal financial center" means, when used in reference to an Alternate Currency, (a) in the case of British Pounds Sterling, London, England,
(b) in the case of Euros, Frankfurt am Main, Germany, and (c) in the case of Yen, Tokyo, Japan.

            "Pro Rata Share" means, with respect to any Bank, as applicable, (a) a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Dollar Commitment and the denominator of which shall be the aggregate amount of all of the Banks' Dollar Commitments, (b) a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Alternate Currency Commitment and the denominator of which shall be the aggregate amount of all of the applicable Banks' Alternate Currency Commitments, or (c) a fraction (expressed as a percentage), the numerator of which shall be the sum of the amount of such Bank's Alternate Currency Commitment and its Dollar Commitment and the denominator of which shall be the aggregate amount of all of the Banks' Commitments, in each case as adjusted from time to time in accordance with the provisions of this Agreement.

            "Property" means, with respect to any Person, any real or personal property, building, facility, structure, equipment or unit, or other asset owned by such Person.

            "Qualified Borrower" means a foreign or domestic limited partnership, limited liability company or other business entity duly organized under the laws of its jurisdiction of formation of which the Borrower (or a Person that is owned and controlled by the Borrower) is the sole general partner or managing member, the Indebtedness of which, in all cases, can be guaranteed by the Borrower pursuant to the provisions of the Borrower's Agreement of Limited Partnership.

            "Qualified Borrower Guaranty" means a full and unconditional guaranty of payment in the form of EXHIBIT H attached hereto, enforceable against Borrower for the payment of a Qualified Borrower's debt or obligation to the Banks.

            "Qualified Institution" means a Bank, or one or more banks, finance companies, insurance or other financial institutions which (A) has (or, in the case of a bank which is a subsidiary, such bank's parent has) a rating of its senior debt obligations of not less than Baa-1 by Moody's or a comparable rating by a rating agency acceptable to Syndication Agent and (B) has total assets in excess of Ten Billion Dollars ($10,000,000,000).

            "Qualifying Unencumbered Property" means any retail or industrial Property (including Unimproved Assets and Construction Assets, but excluding interests in participating mortgages in which such Person's interest therein is characterized as equity according to GAAP) from time to time which (i) is an operating Real Property Asset which is owned directly or indirectly 100% in fee (or ground leasehold) by Borrower, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, General Partner or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person other than Permitted Liens, (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, General Partner or any Joint Venture Parent subject) to any Negative Pledge (provided that a financial covenant given for the benefit of any Person that may be violated by the granting of any Lien on any Property to secure any or all of the Obligations shall not be deemed a Negative Pledge); provided, however, if, at the end of any Fiscal Quarter, (x) less than 85% of the rentable square feet of all Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) are then occupied by tenants, and (y) during the prior four (4) Fiscal Quarters, less than an average of 85% of the rentable square feet of all Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) were occupied by tenants, then Borrower shall select a sufficient number of Qualifying Unencumbered Properties to be disregarded in determining Unencumbered Asset Value such that as to the remaining Qualifying Unencumbered Properties either (x) no less than 85% of the rentable square feet of such remaining Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) are then occupied by tenants, or (y) during the prior four Fiscal Quarters, no less than an average of 85% of the rentable square feet of such remaining Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) were occupied by tenants.

            "Rating Agencies" means, collectively, S&P, Moody's and Fitch.

            "Real Property Assets" means as to any Person as of any time, the real property assets (including, without limitation, interests in participating mortgages in which such Person's interest therein is characterized as equity according to GAAP) owned directly or indirectly by such Person at such time.

            "Recourse Debt" shall mean Indebtedness that is not Non-Recourse Indebtedness.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans (provided, that in the case of Swingline Loans, the amount of each Bank's funded participation interest in such Swingline Loans shall be considered for purposes hereof as if it were a direct loan and not a participation interest, and the aggregate amount of Swingline Loans owing to the Swingline Lender shall be considered for purposes hereof as reduced by the amount of such funded participation interests).

            "REIT" means a real estate investment trust, as defined under
Section 856 of the
Code.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            "Second Tier Funding Loan" has the meaning set forth in Section
5.14.

            "Secured Debt" means Indebtedness (but excluding Intracompany Indebtedness), the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clause (h) of the definition thereof) on any Property owned or leased by General Partner or Borrower plus Borrower's Share of Indebtedness (but excluding Intracompany Indebtedness), the payment of which is secured by a Lien (other than a Permitted Lien, except for those Permitted Liens described in clause (h) of the definition thereof) on any Property owned or leased by any Investment Affiliate or any Consolidated Subsidiary.

            "Securities" means any stock, partnership interests, shares, shares of beneficial interest, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include Joint Venture Interests, any interest in any Subsidiary of General Partner or Borrower, any interest in a Taxable REIT Subsidiary, any Indebtedness which would not be required to be included on the liabilities side of the balance sheet of General Partner or Borrower on a consolidated basis in accordance with GAAP, any Cash or Cash Equivalents or any evidence of the Obligations.

            "Sharing Event" means (i) the occurrence of an Event of Default with respect to the Borrower or General Partner under clauses (f) or (g) of Section 6.1,or (ii) the acceleration of the Loans pursuant to Article VI.

            "Solvent" means, with respect to any Person, that the fair saleable value of such Person's assets exceeds the Indebtedness of such Person.

            "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower or General Partner.

            "Subsidiary Operating Partnership" shall mean a limited liability company or limited partnership in which the only interest therein not owned (directly or indirectly) by Borrower and/or General Partner shall be preference interests or preference units, respectively.

            "Substantially Controlled by Borrower" means, with respect to any action, that such action is substantially controlled by Borrower as contemplated under Section 5.14.

            "Swingline Borrowing" has the meaning set forth in Section 1.3.

            "Swingline Commitment" has the meaning set forth in Section 2.3(a).

            "Swingline Lender" means JPMorgan Chase Bank, in its capacity as Swingline Lender hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

            "Swingline Loan" means a loan made by the Swingline Lender pursuant to Section 2.3.

            "Syndication Agent" means Bank of America, N.A., in its capacity as syndication agent hereunder and its permitted successors in such capacity in accordance with the terms of this Agreement.

            "Taxable REIT Subsidiary" means any corporation (other than a REIT) in which General Partner directly or indirectly owns stock and General Partner and such corporation jointly elect that such corporation shall be treated as a taxable REIT subsidiary of General Partner under and pursuant to Section 856 of the Code.

            "Taxes" means all federal, state, local and foreign income and gross receipts taxes.

            "Term" has the meaning set forth in Section 2.10.

            "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan, (iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that might reasonably constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on the Real Property Assets or any member of the ERISA Group under ERISA or the Code.

            "Tiered Non-US Property" has the meaning set forth in Section 5.14.

            "Total Asset Value" means, with respect to Borrower and without duplication, (i) the quotient obtained by dividing (a) (x) (1) Adjusted EBITDA for the previous four (4) Fiscal Quarters most recently ended, minus (2) for any Property (other than Construction Assets or Unimproved Assets) which was acquired by Borrower, a Consolidated Subsidiary or an Investment Affiliate in any of the previous four (4) Fiscal Quarters, the Adjusted EBITDA attributable to such Property to the extent the same was included in the Adjusted EBITDA of Borrower in clause (1) of this definition by (b) the FMV Cap Rate, plus (ii) for any Property which was acquired by Borrower in any of the previous four (4) Fiscal Quarters, the sum of (x) the Net Price of the Property paid by Borrower for such Property and (y) the cost of capital expenditures actually incurred in connection with such Property, plus (iii) for any Property which was acquired by an Investment Affiliate or a Consolidated Subsidiary in any of the previous four
(4) Fiscal Quarters, the sum of (x) Borrower's Share of the Net Price of the Property paid by such Investment Affiliate or by such Consolidated Subsidiary, as applicable, for such Property, and (y) Borrower's share of the cost of capital expenditures actually incurred in connection with such Property plus
(iv) the value of any Cash or Cash Equivalent owned by Borrower, and Borrower's Share of any Cash or Cash Equivalent owned by any Consolidated Subsidiary or Investment Affiliate, plus (v) the value of any Construction Assets, Unimproved Assets and any other tangible assets of Borrower (including foreign currency exchange agreements, to the extent such agreements are material and are reported or are required under GAAP to be reported by the Borrower in its financial statements), as measured on a GAAP basis, plus (vi) Borrower's Share of the value of any Construction Assets, Unimproved Assets and any other tangible assets of any Investment Affiliate or any Consolidated Subsidiary as measured on a GAAP basis. For purposes of the foregoing, a Property which was a Construction Asset will be deemed to have been acquired on the date it ceases to be a Construction Asset.

            "Total Liabilities" means, as of the date of determination and without duplication, all Balance Sheet Indebtedness of Borrower and General Partner, plus

Borrower's Share of all Balance Sheet Indebtedness of Investment Affiliates and Consolidated Subsidiaries.

            "Unencumbered Asset Value" means (i) for any Qualifying Unencumbered Properties (other than Unimproved Assets and Construction Assets) which were neither acquired or disposed of by Borrower, a Financing Partnership, a Preferred Stock Subsidiary or a Joint Venture Subsidiary in the previous four
(4) Fiscal Quarters, the quotient of (a) (x) the Unencumbered Net Operating Income for such Fiscal Quarters, and less (z) in the case of any Qualifying Unencumbered Property located outside of the United States, an amount equal to the applicable withholding taxes imposed by any foreign jurisdiction applicable to the Unencumbered Net Operating Income attributable to any such Qualifying Unencumbered Property for the applicable period, divided by (b) the FMV Cap Rate, plus (ii) for all Unimproved Assets and Construction Assets and for all Qualifying Unencumbered Properties owned (directly or beneficially) by Borrower, any Financing Partnership, Preferred Stock Subsidiary or any Joint Venture Subsidiary which were acquired (directly or indirectly) by the Borrower, any Financing Partnership, any Preferred Stock Subsidiary or any Joint Venture Subsidiary during any of the previous four (4) Fiscal Quarters most recently ended, the aggregate Net Price of such Qualifying Unencumbered Properties paid by Borrower or its Affiliates for such Qualifying Unencumbered Properties plus all capital expenditures actually incurred in connection with such Property; provided, however, that, unless otherwise approved by the Required Banks, (aa) in the event any such Qualifying Unencumbered Property is owned by a Joint Venture Subsidiary, the amount of the Unencumbered Net Operating Income attributable to such Qualifying Unencumbered Property for purposes of clause (i) above and the Net Price of, and capital expenditures actually incurred in connection with, such Qualifying Unencumbered Property for the purposes of clause (ii) above shall be reduced to Borrower's Share thereof, (bb) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Qualifying Unencumbered Properties located in the United States and owned by a Joint Venture Subsidiary or a Consolidated Subsidiary (other than Qualifying Unencumbered Properties owned by a Subsidiary Operating Partnership) (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such aggregate amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time will be disregarded in determining Unencumbered Asset Value,
(cc) the portion of the amount of the Unencumbered Asset Value attributable to all Qualifying Unencumbered Property located outside of the United States (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such amount to exceed fifteen percent (15%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value, (dd) the portion of the aggregate amount of the Unencumbered Asset Value attributable to Qualifying Unencumbered Properties that are Unimproved Assets or Construction Assets (after first taking into account the adjustment provided in clause (aa) of this proviso) which would cause such amount to exceed twenty percent (20%) of the total Unencumbered Asset Value at such time (after making all adjustments required by this proviso) will be disregarded in determining Unencumbered Asset Value and (ee) the portion of the aggregate amount of the Unencumbered Asset Value attributable to such Qualifying Unencumbered Property described in clauses
(bb), (cc) and (dd) which would cause such aggregate amounts to exceed twenty-five percent (25%) of the total Unencumbered Asset Value at such time will be disregarded in determining Unencumbered Asset Value (after first taking into account the adjustment provided in clause (aa) of this proviso). For purposes of the foregoing, a Qualifying Unencumbered Property which was a Construction Asset shall be deemed to have been acquired on the date it ceases to be a Construction Asset.

            "Unencumbered Net Operating Cash Flow" means, as of any date of determination, the Unencumbered Net Operating Income for the previous four (4) Fiscal Quarters (provided that as to any Qualifying Unencumbered Property acquired during such period and owned for not less than one (1) Fiscal Quarter, Unencumbered Net Operating Income attributable to such period occurring after such acquisition shall be annualized).

            "Unencumbered Net Operating Income" means, for any period, for all Qualifying Unencumbered Properties, the aggregate revenues from each such Qualifying Unencumbered Property for such period (including, without limitation, lease termination fees appropriately amortized, but excluding deferred rents receivable), less the cost of maintaining such Qualifying Unencumbered Properties (including, without limitation, taxes, insurance, repairs and maintenance, but excluding depreciation, amortization, interest costs and capital expenditures) (provided that as to any Qualifying Unencumbered Property acquired during such period, only revenues and property level expenses attributable to such period occurring after such acquisition shall be included), as adjusted for (i) capital expenditure reserves at the rate of Ten Cents ($0.10, or in the case of any Qualifying Unencumbered Property owned by a Joint Venture Subsidiary, Borrower's Share of Ten Cents ($0.10)) per square foot per annum of space leased as of the applicable date of determination (provided that, as to any Qualifying Unencumbered Property acquired during such period, such amount per square foot shall be pro-rated for the period of ownership) and (ii) to exclude the effects of straight-lining of rents.

            "Unimproved Assets" means Real Property Assets (or, in the case of any Real Property Assets to be developed in phases, any phase thereof) containing no material improvements other than infrastructure improvements such as roads, utility feeder lines and the like.

            "United States" means the United States of America, including the fifty states and the District of Columbia.

            "Unsecured Debt" means the amount of Indebtedness (excluding Intracompany Indebtedness) for borrowed money of General Partner, Borrower, any Financing Partnership, any Preferred Stock Subsidiary or Joint Venture Subsidiary and which is not Secured Debt, including, without limitation, the amount of all then outstanding Loans, provided, however, for the purpose of calculating the ratio of outstanding Unsecured Debt to Unencumbered Asset Value, in the case of any Preferred Stock Subsidiary, Joint Venture Subsidiary or Consolidated Subsidiary only an amount equal to the Borrower's Share in each such entity (excluding Intracompany Indebtedness) times any Indebtedness for borrowed money of such entity shall be included in Unsecured Debt.

            "Unsecured Interest Expense" means, as of any date of determination, for the previous four (4) Fiscal Quarters, the Interest Expense paid, accrued or capitalized on Unsecured Debt.

            "Unused Commitments" shall mean an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to Borrower or another Person or otherwise pursuant to any loan document, written instrument or otherwise.

            SECTION 1.2. Accounting Terms and Determinations . Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Administrative Agent; provided that for purposes of references to the financial results and information of "General Partner, on a consolidated basis," General Partner shall be deemed to own one hundred percent (100%) of the partnership interests in Borrower; and provided further that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrower and the Required Banks.

            SECTION 1.3. Types of Borrowings . The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on the same date, all of which Loans are of the same type (subject to

Article 8) and, except in the case of Base Rate Loans and Swingline Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Money Market IBOR Loans bearing interest at the Base Rate pursuant to Article VIII); a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans; and an "Alternate Currency Borrowing" is a Borrowing comprised of Euro-Dollar Loans denominated in an Alternate Currency) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.4 in which a Bank's share is determined on the basis of its bid in accordance therewith, and a "Swingline Borrowing" is a Borrowing under Section 2.3 in which only the Swingline Lender participates (subject to the provisions of said
Section 2.3)).

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.1. Commitments to Lend . Each Bank severally agrees, on the terms and conditions set forth in this Agreement, (a) to make Loans to the Borrower and to Qualified Borrowers and participate in Letters of Credit issued by the Fronting Bank on behalf of the Borrower and Qualified Borrowers pursuant to this Article from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding plus such Bank's Pro Rata Share of Swingline Loans outstanding together with such Bank's pro rata share of the Letter of Credit Usage at such time shall not exceed the Dollar Equivalent Amount of its Commitment, and (b) in furtherance and clarification of the foregoing, as to Banks with an Alternate Currency Commitment only, to participate in Alternate Currency Letters of Credit issued by the Fronting Bank on behalf of Borrower and Qualified Borrowers pursuant to this Article and to make Euro-Dollar Loans to Borrower and Qualified Borrowers denominated in any Alternate Currency (provided (i) such Alternate Currency is readily available to such Banks and is freely transferable and convertible to Dollars, (ii) the Reuters Monitor Money Rates Service (or any successor thereto) reports a London Interbank Offered Rate for such Alternate Currency relating to the applicable Interest Period, and (iii) Borrower shall then have an Investment Grade Rating from both S&P and Moody's) at any time and from time to time during the Term, in an aggregate principal Dollar Equivalent Amount not to exceed such Bank's Alternate Currency Commitment. Each Borrowing outstanding under this Section 2.1 shall be in an aggregate principal Dollar Equivalent Amount of $5,000,000 (or, with respect to an Alternate Currency Borrowing only, the Dollar Equivalent Amount of $3,000,000), or an integral multiple of the Dollar Equivalent Amount of $1,000,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b), or in any amount required to reimburse the Fronting Bank for any drawing under any Letter of Credit or to repay the Swingline Lender the amount of any Swingline Loan) and, other than with respect to Money Market Loans and Swingline Loans, shall be made from the several Banks ratably in proportion to their respective Commitments. Subject to the provisions of Section 9.19 hereof, in no event shall (i) the aggregate Dollar Equivalent Amount of Loans outstanding at any time, plus outstanding Dollar Equivalent Amount of the Letter of Credit Usage, exceed $500,000,000 (as adjusted pursuant to Section 9.19, the "Facility Amount"), or (ii) the aggregate amount of Loans denominated in an Alternate Currency plus the outstanding Letter of Credit Usage for Alternate Currency Letters of Credit exceed the Alternate Currency Sublimit, with, in the case of both clauses (i) and (ii), Loans denominated in Alternate Currencies and Letter of Credit Usage for Alternate Currency Letters of Credit being marked to market monthly on the last Business Day of each month. Notwithstanding any other provision of this Agreement to the contrary, each Borrowing denominated in Dollars shall be deemed to use the Dollar Commitments to the extent the Dollar Sublimit would not be exceeded thereby, and to use the Alternate Currency Commitments if such Alternate Currency Commitments are available in the event that the Dollar Commitments would be so exceeded. Subject to the limitations set forth herein, any amounts repaid may be reborrowed.

            SECTION 2.2. Notice of Borrowing. (a) With respect to any Committed Borrowing, the Borrower shall give Administrative Agent notice not later than 1:00 P.M. (New York City or London time, as applicable) (x) the Business Day prior to each Base Rate Borrowing, or (y) the third (3rd) Euro-Dollar Business Day before each Euro-Dollar Borrowing denominated in Dollars, or (z) the fourth (4(th)) Euro-Dollar Business Day before each Euro-Dollar Borrowing denominated in an Alternate Currency, specifying:

            (i) the date of such Borrowing, which shall be a Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

            (ii)  the aggregate amount of such Borrowing,

            (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and if Euro-Dollar Loans are requested other than in Dollars, the type and amount of the Alternate Currency being requested,

            (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

            (v) if such Borrowing is to be made by a Qualified Borrower, the identity of the Qualified Borrower;

            (vi)  payment instructions for delivery of such Borrowing; and

            (vii) certify that no Default or Event of Default has occurred or is continuing.

            (b) Borrower shall give the Administrative Agent, and the Fronting Bank, written notice in the event that it desires to have Letters of Credit (each, a "Letter of Credit") issued, or to have Letters of Credit issued on behalf of a Subsidiary, hereunder no later than 1:00 P.M. (New York City or London time, as applicable) at least four (4) Business Days (or, for Alternate Currency Letters of Credit, four (4) Euro-Dollar Business Days) prior to, but excluding, the date of such issuance. Each such notice shall specify (i) (a) if Alternate Currency is requested, the type and individual amount of the Alternate Currency being requested and (b) if Dollars are requested, the individual amount of each requested Letter of Credit, (ii) the aggregate amount of the requested Letters of Credit, (iii) the individual amount of each requested Letter of Credit and the number of Letters of Credit to be issued, (iv) the date of such issuance (which shall be a Business Day (or, for Alternate Currency Letters of Credit, a Euro-Dollar Business Day)), (v) the name and address of the beneficiary, (vi) the expiration date of the Letter of Credit (which in no event shall be later than the Maturity Date or twelve (12) months after the issuance of such Letter of Credit, whichever is earlier), (vii) the purpose and circumstances for which such Letter of Credit is being issued, (viii) the terms upon which each such Letter of Credit may be drawn down (which terms shall not leave any discretion to Fronting Bank) and (ix) certify that no Default or Event of Default has occurred or is continuing. Each such notice may be revoked telephonically by the Borrower to the Fronting Bank and the Administrative Agent any time prior to the issuance of the Letter of Credit by the Fronting Bank, provided such revocation is confirmed in writing by the Borrower to the Fronting Bank and the Administrative Agent within one (1) Business Day (or one (1) Euro-Dollar Business Day in the case of an Alternate Currency Letter of Credit) by facsimile. Notwithstanding anything contained herein to the contrary, the Borrower shall complete and deliver to the Fronting Bank any required documentation in connection with any requested Letter of Credit no later than the second (2nd) Business Day (or, in the case of Alternate Currency Letters of Credit, the second (2nd) Euro-Dollar Business Day) prior to the date of issuance thereof. No later than 1:00 P.M. (New York City or London time, as applicable) on the date that is four (4) Business Days (or, in the case of Alternate Currency Letters of Credit, four (4) Euro-Dollar Business Days) prior to, but excluding, the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require the Fronting Bank to make a payment under the Letter of Credit; provided, that Fronting Bank may, in its reasonable judgment, require changes in any such documents and certificates only in conformity with changes in customary and commercially reasonable practice or law and, provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the third Business Day (or, in the case of Alternate Currency Letters of Credit, the third (3rd) Euro-Dollar Business Day) following the date that such draft is presented if such presentation is made later than 1:00 P.M. New York City or London time, as applicable) (except that if the beneficiary of any Letter of Credit requests at the time of the issuance of its Letter of Credit that payment be made on the same Business Day (or, in the case of Alternate Currency Letters of Credit, Euro-Dollar Business Day) against a conforming draft, such beneficiary shall be entitled to such a same day draw, provided such draft is presented to the Fronting Bank no later than 1:00 P.M. (New York City or London time, as applicable) and provided further the Borrower shall have requested to the Fronting Bank and the Administrative Agent that such beneficiary shall be entitled to a same day draw). In determining whether to pay on such Letter of Credit, the Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

            SECTION 3.3. Swingline Loan Subfacility .

            (a) Swingline Commitment. Subject to the terms and conditions of this Section 2.3, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time during the term hereof; provided, however, that the aggregate amount of Swingline Loans outstanding at any time shall not exceed the lesser of (i) FIFTY MILLION DOLLARS ($50,000,000), and (ii) the aggregate Commitments less the sum of (A) all Loans then outstanding, and (B) the Letter of Credit Usage (the "Swingline Commitment"). Subject to the limitations set forth herein, any amounts repaid in respect of Swingline Loans may be reborrowed.

            (b)   Swingline Borrowings.

                  (i) Notice of Borrowing. With respect to any Swingline Borrowing, the Borrower shall give the Swingline Lender and the Administrative Agent notice in writing which is received by the Swingline Lender and Administrative Agent not later than 2:00 p.m. (New York City time) on the proposed date of such Swingline Borrowing (and confirmed by telephone by such time), specifying (A) that a Swingline Borrowing is being requested, (B) the amount of such Swingline Borrowing, (C) the proposed date of such Swingline Borrowing, which shall be a Business Day and (D) stating that no Default or Event of Default has occurred and is continuing both before and after giving effect to such Swingline Borrowing. Such notice shall be irrevocable.

                  (ii) Minimum Amounts. Each Swingline Borrowing shall be in a minimum principal amount of $3,000,000, or an integral multiple of $1,000,000 in excess thereof.

                  (iii) Repayment of Swingline Loans. Each Swingline Loan shall be due and payable on the earliest of (A) 4 Business Days from and including the date of the applicable Swingline Borrowing, (B) the date of the next Committed Borrowing or (C) the Maturity Date. If, and to the extent, any Swingline Loans shall be outstanding on the date of any Committed Borrowing, such Swingline Loans shall first be repaid from the proceeds of such Committed Borrowing prior to the disbursement of the same to the Borrower. If, and to the extent, a Committed Borrowing is not requested prior to the Maturity Date or the end of the 4 Business Day period after a Swingline Borrowing, or unless the Borrower shall have notified the Administrative Agent and the Swingline Lender prior to 1:00 P.M. (New York City time) on the third (3rd) Business Day after the Swingline Borrowing that the Borrower intends to reimburse the Swingline Bank for the amount of such Swingline Borrowing with funds other than proceeds of the Loans, the Borrower shall be deemed to have requested a Committed Borrowing comprised entirely of Base Rate Loans in the amount of the applicable Swingline Loan then outstanding, the proceeds of which shall be used to repay such Swingline Loan to the Swingline Lender. In addition, if (x) the Borrower does not repay the Swingline Loan on or prior to the end of such 4 Business Day period, or (y) a Default or Event of Default shall have occurred during such 4 Business Day period, the Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Committed Borrowing, in which case the Borrower shall be deemed to have requested a Committed Borrowing comprised entirely of Base Rate Loans in the amount of such Swingline Loans then outstanding, the proceeds of which shall be used to repay such Swingline Loans to the Swingline Lender. Any Committed Borrowing which is deemed requested by the Borrower in accordance with this Section 2.3(b)(iii) is hereinafter referred to as a "Mandatory Borrowing". Each Bank hereby irrevocably agrees to make Committed Loans promptly upon receipt of notice from the Swingline Lender of any such deemed request for a Mandatory Borrowing in the amount and in the manner specified in the preceding sentences and on the date such notice is received by such Bank (or the next Business Day if such notice is received after 12:00 P.M. (New York City time)) notwithstanding (I) the amount of the Mandatory Borrowing may not comply with the minimum amount of Committed Borrowings otherwise required hereunder, (II) whether any conditions specified in Section 3.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such deemed request for a Committed Borrowing to be made by the time otherwise required in Section 2.1, (V) the date of such Mandatory Borrowing (provided that such date must be a Business Day), or (VI) any termination of the Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith; provided, however, that no Bank shall be obligated to make Committed Loans in respect of a Mandatory Borrowing if a Default or an Event of Default then exists and the applicable Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

                  (iv) Purchase of Participations. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation , as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payment received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Bank to share in such Swingline Loans ratably based upon its Pro Rata Share (determined before giving effect to any termination of the Commitments pursuant to Section 6.2), provided that (A) all interest payable on the Swingline Loans with respect to any participation shall be for the account of the Swingline Lender until but excluding the day upon which the Mandatory Borrowing would otherwise have occurred, and (B) in the event of a delay between the day upon which the Mandatory Borrowing would otherwise have occurred and the time any purchase of a participation pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Swingline Lender interest on the principal amount of such participation for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate, for the two (2) Business Days after the date the Mandatory Borrowing would otherwise have occurred, and thereafter at a rate equal to the Base Rate. Notwithstanding the foregoing, no Bank shall be obligated to purchase a participation in any Swingline Loan if a Default or an Event of Default then exists and such Swingline Loan was made by the Swingline Lender without receipt of a written Notice of Borrowing in the form specified in subclause (i) above or after Administrative Agent has delivered a notice of Default or Event of Default which has not been rescinded.

            (c) Interest Rate. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Swingline Loan is made until the date it is repaid, at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin for Euro-Dollar Loans for such day.

            SECTION 2.4. Money Market Borrowings.

            (a) The Money Market Option. From time to time during the Term, and provided that at such time the Borrower maintains a Credit Rating of at least BBB- or Baa3 (or their equivalent) from S&P and Moody's, the Borrower may, as set forth in this Section 2.4, request the Banks during the Term to make offers to make Money Market Loans in Dollars to the Borrower, not to exceed, at such time, the lesser of (i) $200,000,000 (adjusted pro rata for changes in the aggregate Commitments), and (ii) the aggregate Commitments less all Loans and Letter of Credit Usage then outstanding (excluding any Loans or any portion thereof to be repaid from the proceeds of such Money Market Loans). Subject to the provisions of this Agreement, the Borrower may repay any outstanding Money Market Loan on any day which is a Business Day (or a Euro-Dollar Business Day in the case of Money Market IBOR Loans) and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.4 at the time of such Borrowing, until the Euro-Dollar Business Day next preceding the Maturity Date. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.4.

            (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto (a "Money Market Quote Request") so as to be received not later than 1:00 P.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to, but excluding, the date of Borrowing proposed therein, in the case of a IBOR Auction or (y) the Business Day immediately preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Money Market Quote Request for the first IBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

            (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of an IBOR Auction or a Business Day in the case of an Absolute Rate Auction,

            (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

            (iii) the duration of the Interest Period applicable thereto (which shall not be less than 14 days or more than 180 days), subject to the provisions of the definition of Interest Period,

            (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate,

            (v) the aggregate amount of all Money Market Loans then outstanding, and

            (vi) certify that no Default or Event of Default has occurred or is continuing.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. In no event may Borrower give a Money Market Quote Request in excess of two (2) times in any one month period or within ten (10) days of the giving of any other Money Market Quote Request.

            (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an "Invitation for Money Market Quotes" substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

            (d) Submission and Contents of Money Market Quotes. 1. Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to, but excluding, the proposed date of Borrowing, in the case of a IBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first IBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of an IBOR Auction or (y) one hour prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

            2. Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

            (i)   the proposed date of Borrowing,

            (ii) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

            (iii) the Interest Period(s) with respect to which each such offer is being made,

            (iv) in the case of an IBOR Auction, the margin above or below the applicable Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

            (v) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

            (vi)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

            3.    Any Money Market Quote shall be disregarded if it:

            (i) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(2) above;

            (ii) contains qualifying, conditional or similar language (except for an aggregate limitation as provided in subsection (d)(2)(ii) above);

            (iii) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

            (iv)  arrives after the time set forth in subsection (d)(1).

            (e) Notice to Borrower. The Administrative Agent shall promptly (and in any event within one (1) Business Day (or Euro-Dollar Business Day in the case of an IBOR Auction) after receipt thereof) notify the Borrower in writing of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote or modifies the terms of such previous Money Market Quote to provide terms more favorable to Borrower. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

            (f) Acceptance and Notice by Borrower. Not later than 1:00 P.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to, but excluding, the proposed date of Borrowing, in the case of an IBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first IBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

            1. the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

            2. the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

            3. acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

            4. the Borrower may not accept any offer that is described in subsection (d)(3) or that otherwise fails to comply with the requirements of this Agreement.

            (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $100,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. The Administrative Agent shall promptly (and in any event within one (1) Business Day (or Euro-Dollar Business Day in the case of an IBOR Auction) after such offers are accepted) notify the Borrower and each such Bank in writing of any such allocation of Money Market Loans. Determinations by the Administrative Agent of the allocation of Money Market Loans shall be conclusive in the absence of manifest error.

            (h) Notwithstanding anything to the contrary contained herein, each Bank shall be required to fund its Pro Rata Share of Committed Loans in accordance with Section 2.1 hereof despite the fact that any Bank's Commitment may have been or may be exceeded as a result of such Bank's making of Money Market Loans.

            SECTION 2.5. Notice to Banks; Funding of Loans.

            (a) Upon receipt of a Notice of Borrowing from Borrower in accordance with Section 2.2 hereof, the Administrative Agent shall, on the date such Notice of Borrowing is received by the Administrative Agent, notify each applicable Bank of the contents thereof and of such Bank's share of such Borrowing, of the interest rate determined pursuant thereto and the Interest Period(s) (if different from those requested by the Borrower) and such Notice of Borrowing shall not thereafter be revocable by the Borrower, unless Borrower shall pay any applicable expenses pursuant to Section 2.14.

            (b) Not later than 2:00 p.m. (New York City time or, in the case of any Alternate Currency Borrowing, local time to the principal financial center of the Alternate Currency in question) on the date of each Committed Borrowing (including without limitation each Mandatory Borrowing) as indicated in the applicable Notice of Borrowing, each Bank shall (except as provided in subsection (d) of this Section) make available its share of such Committed Borrowing in Federal funds or the applicable Alternate Currency immediately available in New York, New York (or, in the case of any Alternate Currency Borrowing, the principal financial center of the Alternate Currency in question), to the Administrative Agent at its address referred to in Section 9.1. If the Borrower has requested the issuance of a Letter of Credit, no later than 1:00 p.m. (New York City time) on the date of such issuance as indicated in the notice delivered pursuant to Section 2.2(b), the Fronting Bank shall issue such Letter of Credit in the amount so requested and deliver the same to the Borrower or Qualified Borrower, as applicable, with a copy thereof to the Administrative Agent. Immediately upon the issuance of each Letter of Credit by the Fronting Bank, the Fronting Bank shall be deemed to have sold and transferred to each other Bank, and each such other Bank shall be deemed, and hereby agrees, to have irrevocably and unconditionally purchased and received from the Fronting Bank, without recourse or warranty, an undivided interest and a participation in such Letter of Credit, any drawing thereunder, and its obligation to pay its Pro Rata Share with respect thereto, and any security therefor or guaranty pertaining thereto, in an amount equal to such Bank's ratable share thereof. Upon any change in any of the Commitments in accordance herewith, there shall be an automatic adjustment to such participations to reflect such changed shares. The Fronting Bank shall have the primary obligation to fund any and all draws made with respect to such Letter of Credit notwithstanding any failure of a participating Bank to fund its ratable share of any such draw. The Administrative Agent will instruct the Fronting Bank to make such Letter of Credit available to the Borrower and the Fronting Bank shall make such Letter of Credit available to the Borrower or the Qualified Borrower, as the case may be, at its aforesaid address or at such address in the United States as Borrower shall request on the date of the Borrowing or, in the case of an Alternate Currency Letter of Credit, at such address in Europe, the United Kingdom, Japan or the United States as the Borrower or the Qualified Borrower, as the case may be, shall request on the date of the Borrowing.

            (c) Not later than 3:00 p.m. (New York City time) on the date of each Swingline Borrowing as indicated in the applicable Notice of Borrowing, the Swingline Lender shall make available such Swingline Borrowing in Federal funds immediately available in New York, New York to the Administrative Agent at its address referred to in Section 9.1.

            (d) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with this
Section 2.5 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrower on such date a corresponding amount on behalf of such Bank. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the

Administrative Agent, at the rate of interest applicable to such Borrowing hereunder. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. If such Bank shall not pay to Administrative Agent such corresponding amount after reasonable attempts are made by Administrative Agent to collect such amounts from such Bank, Borrower agrees to repay, or cause the applicable Qualified Borrower to repay, to Administrative Agent forthwith on demand such corresponding amounts together with interest thereto, for each day from the date such amount is made available to Borrower or such Qualified Borrower, as the case may be, until the date such amount is repaid to Administrative Agent, at the interest rate applicable thereto one (1) Business Day after demand. Nothing contained in this
Section 2.5(d) shall be deemed to reduce the Commitment of any Bank or in any way affect the rights of Borrower with respect to any defaulting Bank or Administrative Agent. The failure of any Bank to make available to the Administrative Agent such Bank's share of any Borrowing in accordance with
Section 2.5(b) hereof shall not relieve any other Bank of its obligations to fund its Commitment, in accordance with the provisions hereof.

            (e) Subject to the provisions hereof, the Administrative Agent shall make available each Borrowing to Borrower or the applicable Qualified Borrower in Federal funds or the applicable Alternate Currency immediately available in accordance with, and on the date set forth in, the applicable Notice of Borrowing.

            SECTION 2.6. Notes.

            (a) The Loans of each Bank shall be evidenced by a single Note made by each Borrower (including any Qualified Borrower) payable to the order of such Bank for the account of its Applicable Lending Office.

            (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Loans of a particular type (including, without limitation, Swingline Loans and Money Market Loans) be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Administrative Agent, the Borrower or the Banks in connection with preparing such a Note shall be at the sole cost and expense of the Bank requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Bank shall return such Note to Borrower. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Upon the execution and delivery of any such Note, any existing Note payable to such Bank shall be replaced or modified accordingly. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower or Qualified Borrower, as the case may be, with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower or applicable Qualified Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower and each Qualified Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            (d) The Committed Loans shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date. The Swingline Loans shall mature, and the principal amount thereof shall be due and payable, in accordance with Section 2.3(b)(iii).

            (e) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, together with accrued interest thereon, on the earlier to occur of (i) last day of the Interest Period applicable to such Borrowing or (ii) the Maturity Date.

            (f) There shall be no more than fifteen (15) Euro-Dollar Groups of Loans and no more than ten (10) Money Market Loans outstanding at any one time.

            SECTION 2.7. Method of Electing Interest Rates. (g) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower or Qualified Borrower, as the case may be, in the applicable Notice of Borrowing or as otherwise provided in Section 2.3 with respect to Mandatory Borrowings. Thereafter, the Borrower or the applicable Qualified Borrower (or the Borrower on behalf of the applicable Qualified Borrower) may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower or the applicable Qualified Borrower (or the Borrower on behalf of the applicable

Qualified Borrower) may elect to convert all or any portion of such Loans to Base Rate Loans and/or elect to continue all or any portion of such Loans as Euro-Dollar Loans for an additional Interest Period or additional Interest Periods, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by Borrower or the applicable Qualified Borrower (or the Borrower on behalf of the applicable Qualified Borrower) in the Notice of Interest Rate Election provided Borrower or the applicable Qualified Borrower (or the Borrower on behalf of the applicable Qualified Borrower) shall pay any losses pursuant to Section 2.14.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three (3) Euro-Dollar Business Days prior to, but excluding, the effective date of the conversion or continuation selected in such notice. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each the Dollar Equivalent Amount of $5,000,000 (or, with respect to Loans denominated in an Alternate Currency only, the Dollar Equivalent Amount of $3,000,000) or any larger multiple of the Dollar Equivalent Amount of $1,000,000, (iii) there shall be no more than fifteen (15) Euro-Dollar Groups of Loans outstanding at any time, (iv) no Committed Loan may be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and
(v) no Interest Period shall extend beyond the Maturity Date.

            (b)   Each Notice of Interest Rate Election shall specify:

            (i) the Group of Loans (or portion thereof) to which such notice applies;

            (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

            (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

            (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

            (c) Upon receipt of a Notice of Interest Rate Election from the Borrower or Qualified Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank the same day as it receives such Notice of Interest Rate Election of the contents thereof, the interest rates determined pursuant thereto and the Interest Periods (if different from those requested by the Borrower or Qualified Borrower) and such notice shall not thereafter be revocable by the Borrower or Qualified Borrower. If the Borrower or Qualified Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans in Dollars shall be converted into Base Rate Loans, and Borrower or the applicable Qualified Borrower shall repay such Loans in Alternate Currencies, on the last day of the then current Interest Period applicable thereto.

            SECTION 2.8. Interest Rates.

            (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a Euro-Dollar Loan pursuant to Section 2.7, at a rate per annum equal to sum of the Base Rate plus the Applicable Margin for Base Rate Loans for such day.

            (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Adjusted Interbank Offered Rate applicable to such Interest Period.

            (c) Subject to Section 8.1, each Money Market IBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.8(b) as if the related Money Market IBOR Borrowing were a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.4. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.4. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Base Rate until such failure shall become an Event of Default and thereafter at a rate per annum equal to the sum of 4% plus the Base Rate for such day.

            (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans, shall bear interest at the annual rate equal to the sum of the Base Rate and four percent (4%) (the "Default Rate").

            (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error.

            (f)   Intentionally Omitted.

            (g) Interest on all Loans bearing interest at the Base Rate shall be payable on the first Business Day of each calendar month. Interest on all Loans bearing interest based on the London Interbank Offered Rate shall be payable on the last Euro-Dollar Business Day of the applicable Interest Period, but no less frequently than every three months determined on the basis of the first (1st) day of the Interest Period applicable to the Loan in question.

            SECTION 2.9. Fees.

            (a) Facility Fee. For the period beginning on the date hereof and ending on the date the Obligations are paid in full and this Agreement is terminated (the "Facility Fee Period"), the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Commitments a facility fee on the aggregate Commitments at the Applicable Fee Percentage. The facility fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Facility Fee Period.

            (b) Letter of Credit Fee. During the Term, the Borrower shall pay, or shall cause the applicable Qualified Borrowers to pay, to the Administrative Agent, for the account of the Banks in proportion to their interests in respect of issued and undrawn Letters of Credit, a fee (a "Letter of Credit Fee") in an amount, provided that no Event of Default shall have occurred and be continuing, equal to a rate per annum equal to the then percentage per annum of the Applicable Margin with respect to Euro-Dollar Loans, on the daily average of such issued and undrawn Letters of Credit, which fee shall be payable, in arrears, on each January 1, April 1, July 1 and October 1 during the Term. From the occurrence, and during the continuance, of an Event of Default, such fee shall be increased to be equal to four percent (4%) per annum on the daily average of such issued and undrawn Letters of Credit.

            (c) Fronting Bank Fee. The Borrower or the applicable Qualified Borrower shall pay any Fronting Bank, for its own account, a fee (a "Fronting Bank Fee") at a rate per annum equal to the greater of (i) .125% of the issued and undrawn amount of such Letter of Credit and (ii) $250, which fee shall be in addition to and not in lieu of, the Letter of Credit Fee. The Fronting Bank Fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term.

            (d) Extension Fee. If Borrower elects to extend the term of the Loan in accordance with Section 2.10(b), the Borrower shall pay to the Administrative Agent, for the account of the Banks in proportion to their interests, a fee (a "Extension Fee") in an amount equal to 0.25% of the aggregate Commitments. The Extension Fee shall be paid by Borrower on or before the Extension Date.

            (e) Fees Non-Refundable. All fees set forth in this Section 2.9 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent and the Banks regardless of whether any Loans are actually made.

            SECTION 2.10. Maturity Date.

            (a) The term (the "Term") of the Commitments (and each Bank's obligations to make Loans and to participate in Letters of Credit hereunder) shall terminate and expire, and the Borrower shall return or cause to be returned all Letters of Credit to the Fronting Bank on the Maturity Date. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon and all other Obligations) shall be due and payable on such date.

            (b) Notwithstanding the foregoing, the Borrower may extend the Maturity Date for a period of one (1) year upon the following terms and conditions: (i) delivery by Borrower of a written notice to the Administrative Agent (the "Extension Notice") on or before a date that is not more than twelve and one half (12 -1/2) months nor less than one (1) month prior to the Maturity Date, which Extension Notice the Administrative Agent shall promptly deliver to the Banks; (ii) no Event of Default shall have occurred and be continuing both on the date the Borrower delivers the Extension Notice and on the original Maturity Date (the "Extension Date"), (iii) Borrower shall maintain an Investment Grade Rating from both S&P and Moody's, and (iv) Borrower shall pay the Extension Fee to Administrative Agent on or before the Extension Date. Borrower's delivery of the Extension Notice shall be irrevocable.

            SECTION 2.11. Optional Prepayments .

            (a) The Borrower may, upon at least one (1) Business Day's notice to the Administrative Agent, prepay any Group of Base Rate Loans or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.1, in whole at any time, or from time to time in part in amounts aggregating One Million Dollars

($1,000,000) or more, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The Borrower may, from time to time on any Business Day so long as prior notice is given to the Administrative Agent and Swingline Lender no later than 1:00 p.m. (New York City time) on the day on which Borrower intends to make such prepayment, prepay any Swingline Loans in whole or in part in amounts aggregating $100,000 or a higher integral multiple of $100,000 (or, if less, the aggregate outstanding principal amount of all Swingline Loans then outstanding) by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment by initiating a wire transfer of the principal and interest on the Loans no later than 1:00 P.M. (New York City time) on such day and the Borrower shall deliver a federal reference number evidencing such wire to Administrative Agent as soon as available thereafter on such day. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks (or the Swingline Lender in the case of Swingline Loans) included in such Group or Borrowing.

            (b) The Borrower may, upon at least three (3) Euro-Dollar Business Days' notice to the Administrative Agent, pay all or any portion of any Euro-Dollar Loan as of the last day of the Interest Period applicable thereto. Except as provided in Article 8 and except with respect to any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 2.19, 8.2, 8.3 or 8.4 hereof, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the end of the Interest Period applicable thereto unless the Borrower shall also pay any applicable expenses pursuant to Section 2.14. Subject to the provisions of clause (a) hereof, the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the end of the Interest Period applicable thereto without the consent of all applicable Designated Lenders and Banks. Any such prepayment shall be given on or prior to the third (3rd) Euro-Dollar Business Day prior to, but excluding, the date of prepayment to the Administrative Agent. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included in any Group of Euro-Dollar Loans, except that any Euro-Dollar Loan which has been converted to a Base Rate Loan pursuant to Section 2.19, 8.2, 8.3 or 8.4 hereof may be prepaid without ratable payment of the other Loans in such Group of Loans which have not been so converted.

            (c) The Borrower may, upon at least one (1) Business Day's (or, in the case of any Alternate Currency Letter of Credit, one (1) Euro-Dollar Business Day's) notice to the Administrative Agent (by 1:00 P.M. New York City or local time to the principal financial center of the Alternate Currency in question, as applicable on such Business Day (or Euro-Dollar Business Day)), reimburse the Administrative Agent for the benefit of the Fronting Bank for the amount of any drawing under a Letter of Credit in whole or in part in any amount.

            (d) The Borrower may at any time return any undrawn Letter of Credit to the Fronting Bank in whole, but not in part, and the Fronting Bank within a reasonable period of time shall give the Administrative Agent and each of the Banks notice of such return.

            (e) The Borrower may at any time and from time to time cancel all or any part of the Dollar Commitments or the Alternate Currency Commitments by the delivery to the Administrative Agent of a notice of cancellation within the applicable time periods set forth in Sections 2.11(a) and (b) if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being canceled, upon at least three (3) Business Day's (or, with respect to the Alternate Currency Commitments, three
(3) Euro-Dollar Business Day's) notice to the Administrative Agent, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the applicable Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding, Borrower shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of Section 2.11(a) and (b). In no event shall the Borrower be permitted to cancel Commitments for which a Letter of Credit has been issued and is outstanding unless the Borrower returns (or causes to be returned) such Letter of Credit to the Fronting Bank. Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid. A reduction of the Commitments pursuant to this Section 2.11(e) shall not effect a reduction in the Swingline Commitment (unless so elected by the Borrower) until the aggregate Commitments have been reduced to an amount equal to the Swingline Commitment.

            (f) Any amounts so prepaid pursuant to Section 2.11 (a) or (b) may be reborrowed. In the event Borrower elects to cancel all or any portion of the Commitments and the Swingline Commitment pursuant to Section 2.11(e) hereof, such amounts may not be reborrowed.

            SECTION 2.12. Mandatory Prepayments. The Administrative Agent shall calculate the Dollar Equivalent Amount of all Loans denominated in an Alternate Currency at the time of each Borrowing thereof and on the last Business Day of each month during each Interest Period longer than one month in duration. If at any such time (y) the Dollar Equivalent Amount of the sum of (i) all outstanding Loans denominated in an Alternate Currency, (ii) all outstanding Loans denominated in Dollars made against the Alternate Currency Commitment, (iii) the outstanding Dollar Equivalent Amount of the Letter of Credit Usage for Alternate Currency Letters of Credit, and (iv) the Letter of Credit Usage for Letters of Credit denominated in Dollar issued against the Alternate Currency Commitment, so determined by the Administrative Agent, in the aggregate, exceeds the Alternate Currency Sublimit, Borrower shall repay (and cause the applicable Qualified Borrowers to repay) all or a portion of such Loans, otherwise in accordance with the applicable terms of this Agreement, in such amount so that, following the making of such payment, the Dollar Equivalent Amount outstanding of such Loans and Letter of Credit Usage does not exceed the Alternate Currency Sublimit, or (z) the Dollar Equivalent Amount of the sum of (i) all outstanding Loans and (ii) the outstanding Dollar Equivalent Amount of the Letter of Credit Usage so determined by the Administrative Agent, in the aggregate, exceeds the Commitments, Borrower shall, in each case, repay (and cause the applicable Qualified Borrowers to repay) all or a portion of the Loans, otherwise in accordance with the applicable terms of this Agreement, in such amount so that, following the making of such payment, the Dollar Equivalent Amount outstanding of Loans and Letter of Credit Usage does not exceed the Commitments.

            SECTION 2.13. General Provisions as to Payments.

            (a) The Borrower or Qualified Borrower, as the case may be, shall make each payment of the principal of and interest on the Loans and fees hereunder, by initiating a wire transfer not later than 1:00 P.M. (New York City or local time to the principal financial center of the Alternate Currency in question, as applicable) on the date when due, or, with respect to Money Market Loans, fund such payment of the principal of and interest on the Loans and fees hereunder such that the Designating Lender shall receive payment from Administrative Agent by 12:00 P.M. (New York City time or local time to the principal financial center of the Alternate Currency in question), of Federal or other funds immediately available in New York, New York or, in the case of any Alternate Currency, the principal financial center of the Alternate Currency in question, to the Administrative Agent at its address referred to in Section 9.1, and the Borrower shall deliver a federal reference number evidencing such wire to Administrative Agent as soon as possible thereafter on the date when due. The Administrative Agent will promptly (and in any event within one (1) Business Day (or, with respect to Alternate Currencies, one (1) Euro-Dollar Business Day) after receipt thereof) distribute to each Bank its ratable share (or applicable share with respect to Money Market Loans) of each such payment received by the Administrative Agent for the account of the Banks. If and to the extent that the Administrative Agent shall receive any such payment for the account of the Banks on or before 11:00 A.M. (New York City or local time to the principal financial center of the Alternate Currency in question, as applicable) on any Business Day (or Euro-Dollar Business Day, as applicable), and Administrative Agent shall not have distributed to any Bank its applicable share of such payment on such day, Administrative Agent shall distribute such amount to such Bank together with interest thereon, for each day from the date such amount should have been distributed to such Bank until the date Administrative Agent distributes such amount to such Bank, at the Federal Funds Rate. Whenever any payment of principal of, or interest on the Base Rate Loans or Swingline Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the

Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Money Market IBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower or Qualified Borrower, as the case may be, will not make such payment in full, the Administrative Agent may assume that the Borrower or Qualified Borrower, as the case may be, has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower or Qualified Borrower, as the case may be, shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.14. Funding Losses. If the Borrower or Qualified Borrower, as the case may be, makes any payment of principal with respect to any Euro-Dollar Loan or Money Market IBOR Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower or Qualified Borrower, as the case may be, fails to borrow any Euro-Dollar Loans or Money Market IBOR Loans after notice has been given to any Bank in accordance with Section 2.5(a) or 2.4(f), as applicable, or if Borrower or Qualified Borrower, as the case may be, shall deliver a Notice of Interest Rate Election specifying that a Euro-Dollar Loan shall be converted on a date other than the first (1st) day of the then current Interest Period applicable thereto, the Borrower shall reimburse each Bank within 15 days after certification of such Bank of such loss or expense (which shall be delivered by each such Bank to Administrative Agent for delivery to Borrower) for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan), including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to Administrative Agent and

Administrative Agent shall have delivered to the Borrower a certification as to the amount of such loss or expense, which certification shall set forth in reasonable detail the basis for and calculation of such loss or expense and shall be conclusive in the absence of demonstrable error.

            SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate or for Euro-Dollar Loans denominated in British Pounds Sterling hereunder shall be computed on the basis of a year of 365 days (or, in the case of interest based on the Prime Rate only, 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

            SECTION 2.16. Use of Proceeds. The Borrower shall use, or shall cause any Qualified Borrower to use, the proceeds of the Loans for general corporate purposes, including, without limitation, the acquisition of real property to be used in the Borrower's existing business and for general working capital needs of the Borrower; provided, however, that no Swingline Loan shall be used more than once for the purpose of refinancing another Swingline Loan, in whole or part.

            SECTION 2.17. Letters of Credit.

            (a) Subject to the terms contained in this Agreement and the other Loan Documents, upon the receipt of a notice in accordance with Section 2.2(b) requesting the issuance of a Letter of Credit, the Fronting Bank shall issue a Letter of Credit or Letters of Credit in such form as is reasonably acceptable to the Borrower (subject to the provisions of Section 2.2(b)) in an amount or amounts equal to the amount or amounts requested by the Borrower; provided that, in the case of (i) Alternate Currency Letter(s) of Credit, the Fronting Bank shall issue the same in the Alternate Currency requested and (ii) Dollar Letter(s) of Credit, the Fronting Bank shall issue the same in Dollars.

            (b) Each Letter of Credit shall be issued in the minimum amount of the Dollar Equivalent Amount of One Hundred Thousand Dollars ($100,000) or such lesser amount as may be agreed to by the Fronting Bank.

            (c)   The Letter of Credit Usage shall be no more than the lesser of
(i) One Hundred Million Dollars ($100,000,000) and (ii) twenty percent (20%) of the Facility Amount at any one time.

            (d) There shall be no more than twenty-five (25) Letters of Credit outstanding at any one time.

            (e) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereunder, the Fronting Bank shall notify the Borrower and the Administrative Agent (and the Administrative Agent shall notify each Bank thereof) on or before the date on which the Fronting Bank intends to honor such drawing, and, except as provided in this subsection (e), the Borrower shall reimburse the Fronting Bank, in immediately available funds, on the same day on which such drawing is honored in an amount equal to the Dollar Equivalent Amount of such drawing. Notwithstanding anything contained herein to the contrary, however, unless the Borrower shall have notified the Administrative Agent and the Fronting Bank prior to 1:00 P.M. (New York City time) on the Business Day (or Euro-Dollar Business Day in the case of Alternate Currency Letters of Credit) immediately preceding the date of such drawing that the Borrower intends to reimburse the Fronting Bank for the Dollar Equivalent Amount of such drawing with funds other than the proceeds of the Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section
2.2 to the Administrative Agent, requesting a Borrowing of Base Rate Loans on the date on which such drawing is honored and in an amount equal to the Dollar Equivalent Amount of such drawing. Each Bank (other than the Fronting Bank) shall, in accordance with Section 2.3(b), make available its pro rata share of such Borrowing to the Administrative Agent, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Fronting Bank for the amount of such draw. Notwithstanding anything contained herein to the contrary, however, in the case of Alternate Currency Letters of Credit, Borrower or, if such Letter of Credit was issued on behalf of a Qualified Borrower, such Qualified Borrower (which obligations of such Qualified Borrower are guaranteed by Borrower pursuant to the Qualified Borrower Guaranty) shall reimburse any drawing thereunder in the Alternate Currency in which such Alternate Currency Letter(s) of Credit are denominated; provided, however, that if (x) any such drawing is made at a time when there exists an Event of Default or (y) Borrower shall not have notified the Administrative Agent and Fronting Bank prior to 11 a.m. (New York time) at least two (2) Euro-Dollar Business Days immediately prior to such drawing that Borrower intends to reimburse Fronting Bank in the applicable Alternate Currency, then, in either such case, such reimbursement shall instead be made by payment in Dollars of the Dollar Equivalent Amount of such drawing and in immediately available funds. In the event that any Bank fails to make available to the Fronting Bank the amount of such Bank's participation on the date of a drawing, the Fronting Bank shall be entitled to recover such amount on demand from such Bank together with interest at the Federal Funds Rate commencing on the date such drawing is honored, and the provisions of Section 9.16 shall otherwise apply to such failure.

            (f) If, at the time a beneficiary under any Letter of Credit requests a drawing thereunder, an Event of Default as described in Section 6.1(f) or Section 6.1(g) shall have occurred and is continuing, then on the date on which the Fronting Bank shall have honored such drawing, the Borrower shall have an unreimbursed obligation (the "Unreimbursed Obligation") to the Fronting Bank in an amount equal to the amount of such drawing, which amount shall bear interest at the annual rate of the sum of the Base Rate plus four percent (4%). Each Bank shall purchase an undivided participating interest in such drawing in an amount equal to its pro rata share of the Commitments, and upon receipt thereof the Fronting Bank shall deliver to such Bank an Unreimbursed Obligation participation certificate dated the date of the Fronting Bank's receipt of such funds and in the amount of such Bank's pro rata share.

            (g) If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or participations in any letter of credit, upon any Bank (including the Fronting Bank) or (ii) impose on any Bank any other condition regarding this Agreement or such Bank (including the Fronting Bank) as it pertains to the Letters of Credit or any participation therein and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase, by an amount deemed by the Fronting Bank or such Bank to be material, the cost to the Fronting Bank or any Bank of issuing or maintaining any Letter of Credit or participating therein, then the Borrower shall pay to the Fronting Bank or such Bank, within 15 days after written demand by such Bank (with a copy to the Administrative Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, such additional amounts as shall be required to compensate the Fronting Bank or such Bank for such increased costs or reduction in amounts received or receivable hereunder. Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 2.17 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify Borrower of any such event within 90 days following the end of the month during which such event occurred, then Borrower's liability for any amounts described in this Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to, but excluding, the date upon which such Bank actually notified Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this Section 2.17 and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            (h) The Borrower hereby agrees to protect, indemnify, pay and save the Fronting Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which the Fronting Bank may incur or be subject to as a result of (i) the issuance of the Letters of Credit, other than to the extent of the bad faith, gross negligence or wilful misconduct of the Fronting Bank or (ii) the failure of the Fronting Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (collectively, "Governmental Acts"), other than to the extent of the bad faith, gross negligence or wilful misconduct of the Fronting Bank. As between the Borrower and the Fronting Bank, the Borrower assumes all risks of the acts and omissions of any beneficiary with respect to its use, or misuses of, the Letters of Credit issued by the Fronting Bank. In furtherance and not in limitation of the foregoing, the Fronting Bank shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, other than as a result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, facsimile transmission, or otherwise; (v) for errors in interpretation of any technical terms; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of such Letter of Credit; and (viii) for any consequence arising from causes beyond the control of the Fronting Bank, including any Government Acts, in each case other than to the extent of the bad faith, gross negligence or willful misconduct of the Fronting Bank. None of the above shall affect, impair or prevent the vesting of the Fronting Bank's rights and powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Fronting Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Fronting Bank under any resulting liability to the Borrower; provided that, notwithstanding anything in the foregoing to the contrary, the Fronting Bank will be liable to the Borrower for any damages suffered by the Borrower or its Subsidiaries as a result of the Fronting Bank's grossly negligent or wilful failure to pay under any Letter of Credit after the presentation to it of a sight draft and certificates strictly in compliance with the terms and conditions of the Letter of Credit.

            (i) If the Fronting Bank or the Administrative Agent is required at any time, pursuant to any bankruptcy, insolvency, liquidation or reorganization law or otherwise, to return to the Borrower any reimbursement by the Borrower of any drawing under any Letter of Credit, each Bank shall pay to the Fronting Bank or the Administrative Agent, as the case may be, its pro rata share of such payment, but without interest thereon unless the Fronting Bank or the Administrative Agent is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the Fronting Bank or the Administrative Agent is required to pay.

            SECTION 2.18. Letter of Credit Usage Absolute. The obligations of the Borrower under this Agreement in respect of any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and any Letter of Credit Documents (as hereinafter defined) under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

            (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Letter of Credit Documents") or any Loan Document;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent by the Borrower to departure from all or any of the Letter of Credit Documents or any Loan Document; provided, that the Fronting Bank shall not consent to any such change or amendment unless previously consented to in writing by the Borrower;

            (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower in respect of the Letters of Credit;

            (d) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Fronting Bank or any Bank (other than a defense based on the bad faith, gross negligence or wilful misconduct of the Administrative Agent, the Fronting Bank or such Bank) or any other Person, whether in connection with the Loan Documents, the transactions contemplated hereby or by the Letters of Credit Documents or any unrelated transaction;

            (e) any draft or any other document presented under or in connection with any Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have been the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank;

            (f) payment by the Fronting Bank against presentation of a draft or certificate that does not strictly comply with the terms of the Letter of Credit; provided, that such payment shall not have been the result of the bad faith, gross negligence or wilful misconduct of the Fronting Bank; and

            (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower; provided, that such other circumstance or happening shall not have been the result of bad faith, gross negligence or wilful misconduct of the Fronting Bank.

            SECTION 2.19. Special Provisions Regarding Alternate Currency Loans.

            (a) Upon the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Euro-Dollar Loans denominated in an Alternate Currency shall be automatically converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent Amount of the aggregate principal amount of the applicable Euro-Dollar Loans on the date such Sharing Event first occurred, which Loans denominated in Dollars
(i) shall thereafter continue to be deemed to be Base Rate Loans and (ii) unless the Sharing Event resulted solely from a termination of the Commitments, shall be immediately due and payable on the date such Sharing Event has occurred) and
(y) unless the Sharing Event resulted solely from a termination of the Commitments, all accrued and unpaid interest and other amounts owing with respect to such Loans shall be immediately due and payable in Dollars, taking the Dollar Equivalent Amount of such accrued and unpaid interest and other amounts.

            (b) Upon the occurrence of a Sharing Event, and after giving effect to any automatic conversion pursuant to Section 2.19(a), each Bank shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in Dollars) undivided participating interests in all such Loans outstanding to, and any unpaid Letter of Credit Usage owing by, the Borrower in such amounts so that each Bank shall have a share of such outstanding Loans and unpaid Letter of Credit Usage then owing by the Borrower equal to its Pro Rata Share of the Commitments (although if because of fluctuations in currency exchange rates any Bank would be required to purchase such participations after giving effect to which such Bank's allocated share of all Loans and Letter of Credit Usage (including participations therein purchased pursuant to this Section 2.19) would exceed the Dollar Equivalent Amount of such Bank's Dollar Commitment and Alternate Currency Commitment, then such participations shall be in an amount after giving effect to which such Bank's allocated share of all Loans and Letter of Credit Usage (including participations therein purchased pursuant to this Section 2.19) would equal the Dollar Equivalent Amount of such Banks Dollar Commitment and Alternate Currency Commitment. Upon any such occurrence, the Administrative Agent shall notify each Bank and shall specify the amount of dollars required from such Bank in order to effect the purchases and sales by the various Banks of participating interests in the amounts required above (together with accrued interest with respect to the period for the last interest payment date through the date of the Sharing Event plus any additional amounts payable by the Borrower pursuant to this Section 2.19 in respect of such accrued but unpaid interest); provided, in the event that a Sharing Event shall have occurred, each Bank shall be deemed to have purchased, automatically and without request, such participating interests. Promptly upon receipt of such request, each Bank shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various Banks in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each Bank which has sold participations in any of its Loans (through the Administrative Agent) will deliver to each Bank (through the Administrative Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each Bank shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Banks as required above.

            (c) Upon the occurrence of a Sharing Event (i) no further Loans shall be made, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, any outstanding Euro-Dollar Loans initially denominated in an Alternate Currency (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Euro-Dollar Loans had originally been made in Dollars and shall be distributed by the relevant Banks (or their Affiliates) to the Administrative Agent for the account of the Banks which made such Loans or are participating therein and (iii) the Commitments of the Banks shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Bank to purchase its participating interest in any Loans upon the occurrence of a Sharing Event shall not relieve any other Bank of its obligation hereunder to purchase its participating interests in a timely manner, but no Bank shall be responsible for the failure of any other Bank to purchase the participating interest to be purchased by such other Bank on any date.

            (d)   If any amount required to be paid by any Bank pursuant to
Section 2.19(b) is not paid to the Administrative Agent within one (1) Business Day following the date upon which such Bank receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said Section 2.19(b), such Bank shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Bank for the purchase of its participations times
(ii) the daily average Federal Funds Rate during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent times (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any Bank pursuant to
Section 2.19(b) is not in fact made available to the Administrative Agent within three (3) Business Days following the date upon which such Bank receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such Bank on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts payable by any Bank pursuant to this Section 2.19 shall be paid to the Administrative Agent for the account of the relevant Banks; provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such Bank the amounts owing to such Banks, then the amounts shall be paid to the Administrative Agent for its own account.

            (e) Whenever, at any time after the relevant Banks have received from any Banks purchases of participations in any Loans pursuant to this Section 2.19, the Banks receive any payment on account thereof, such Banks will distribute to the Administrative Agent, for the account of the various Banks participating therein, such Banks' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; provided, however, that in the event that such payment received by any Banks are required to be returned, the Banks who received previous distributions in respect of their participating interests therein will return to the respective Banks any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Banks.

            (f) Each Bank's obligation to purchase participating interests pursuant to this Section 2.19 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank, the Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (d) any breach of this Agreement by the Borrower, any of its Subsidiaries or any Bank or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (g) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each Bank which has purchased such participations shall be entitled to receive from the Borrower any increased costs and indemnities directly from the Borrower to the same extent as if it were the direct Bank as opposed to a participant therein. The Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 2.19, increased Taxes may be owing by the Borrower pursuant to Section 8.4, which Taxes shall be paid (to the extent provided in Section 8.4) by the Borrower, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 2.19.

                                   ARTICLE III

                                   CONDITIONS

            SECTION 3.1. Closing. The closing hereunder shall occur on the date when each of the following conditions is satisfied (or waived in writing by the Administrative Agent and the Banks), each document to be dated the Closing Date unless otherwise indicated:

            (a) the Borrower and any Qualified Borrower as of the Closing Date shall have executed and delivered to the Administrative Agent a Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.6;

            (b) the Borrower and the Administrative Agent and each of the Banks shall have executed and delivered to the Borrower and the Administrative Agent a duly executed original of this Agreement;

            (c) Guarantor shall have executed and delivered to the Administrative Agent a duly executed original of the Guaranty and Borrower shall have executed and delivered to the Administrative Agent a duly executed original of the Qualified Borrower Guaranty;

            (d) the Administrative Agent shall have received an opinion of Piper Rudnick, counsel for the Borrower and Guarantor, acceptable to the Administrative Agent, the Banks and their counsel;

            (e) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, each Qualified Borrower as of the Closing Date, and General Partner, the authority for and the validity of this Agreement and the other Loan Documents, the incumbency of officers executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the agreement of limited partnership of the Borrower, as well as the certificate of limited partnership of the Borrower, both as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of the Borrower as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to the Borrower from the Secretary of State (or the equivalent thereof) of Delaware, to be dated not more than thirty (30) days prior to the Closing Date, as well as the articles of incorporation of General Partner, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a senior officer of General Partner as of a date not more than ten
(10) days prior to the Closing Date, together with a good standing certificate as to General Partner from the Secretary of State (or the equivalent thereof) of Maryland, to be dated not more than thirty (30) days prior to the Closing Date and correlative documentation for each Qualified Borrower as of the Closing Date;

            (f) the Borrower, each Qualified Borrower as of the Closing Date and General Partner each shall have executed a solvency certificate acceptable to the Administrative Agent;

            (g) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in their sole discretion;

            (h) the Borrower shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower, General Partner shall have taken all actions required to authorize the execution and delivery of the Guaranty and the other Loan Documents and the performance thereof by General Partner, and each Qualified Borrower as of the Closing date shall have taken all actions required to authorize the execution and delivery of its Note and the performance thereof by such Qualified Borrower;

            (i) the Banks shall be satisfied that neither the Borrower, General Partner nor any Consolidated Subsidiary is subject to any present or contingent environmental liability which could have a Material Adverse Effect and the Borrower shall have delivered a certificate so stating;

            (j) the Administrative Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.9 hereof on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP, if required by such firm and if such firm has delivered an invoice in reasonable detail of such fees and expenses in sufficient time for Borrower to approve and process the same, shall have been paid to Skadden, Arps, Slate, Meagher & Flom LLP;

            (k) the Borrower shall have delivered copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, each Qualified Borrower as of the Closing Date and General Partner, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

            (l)   no Default or Event of Default shall have occurred; and

            (m) the Borrower shall have delivered a certificate in form acceptable to Administrative Agent showing compliance with the requirements of
Section 5.8 as of the Closing Date.

            SECTION 3.2. Borrowings. The obligation of any Bank to make a Loan or to participate in any Letter of Credit issued by the Fronting Bank and the obligation of the Fronting Bank to issue a Letter of Credit or the obligation of the Swingline Lender to make a Swingline Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

            (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or Section 2.3(b)(i) or a Notice of Money Market Borrowing as required by Section 2.4 or a request to cause a Fronting Bank to issue a Letter of Credit pursuant to Section 2.17;

            (b) in the event that such Loan is to be made to, or such Letter of Credit is to be issued for the account of, a Qualified Borrower, receipt by the Administrative Agent of a Note by such Qualified Borrower for the account of each Bank, if not previously delivered, satisfying the requirements of Section 2.6;

            (c) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans plus the Letter of Credit Usage will not exceed the aggregate amount of the Commitments;

            (d) immediately before and after such Borrowing or issuance of any Letter of Credit, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans or the issuance of such Letter of Credit;

            (e) the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

            (f) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans or the consummation of the transactions contemplated by this Agreement; and

            (g) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent or the Required Banks, as the case may be, has had or is likely to have a Material Adverse Effect.

Each Borrowing hereunder or issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d), (e) and (f) (to the extent that Borrower is or should have been aware of any Material Adverse Effect) of this Section, except as otherwise disclosed in writing by Borrower to the Banks. Notwithstanding anything to the contrary, no Borrowing shall be permitted if such Borrowing would cause Borrower to fail to be in compliance with any of the covenants contained in this Agreement or in any of the other Loan Documents.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            In order to induce the Administrative Agent and each of the other Banks which is or may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

            SECTION 4.1. Existence and Power. The Borrower is a limited partnership, duly formed and validly existing as a limited partnership under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. General Partner is a corporation, duly formed, validly existing and in good standing under the laws of the State of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect. Each Qualified Borrower is a duly formed and validly existing juridical entity under the laws of its jurisdiction of formation and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

            SECTION 4.2. Power and Authority. The Borrower and each Qualified Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action, if any, to authorize the execution and delivery on behalf of the Borrower or such Qualified Borrower and the performance by the Borrower or such Qualified Borrower of the Loan Documents to which it is a party. The Borrower, each Qualified Borrower and General Partner each have duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, such Qualified Borrower and General Partner, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. General Partner has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of such Loan Documents. General Partner has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents on behalf of the Borrower to which the Borrower is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower of such Loan Documents.

            SECTION 4.3. No Violation. (a) Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents to which it is a party, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by such Loan Documents,
(i) will
materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by the Borrower under any organizational document of any Person in which the Borrower has an interest, or cause a material default under the Borrower's agreement or certificate of limited partnership, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

            (b) Neither the execution, delivery or performance by General Partner of the Loan Documents to which it is a party, nor compliance by General Partner with the terms and provisions thereof nor the consummation of the transactions contemplated by such Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of General Partner or any of its Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which General Partner (or of any partnership of which General Partner is a partner) or any of its Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or (iii) will cause a material default by General Partner under any organizational document of any Person in which General Partner has an interest, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

            (c) Neither the execution, delivery or performance by any Qualified Borrower of the Loan Documents to which it is a party, nor compliance by such Qualified Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by such Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Qualified Borrower pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which such Qualified Borrower (or of any partnership of which such Qualified Borrower is a partner) is a party or by which it or any of its property or assets is bound or to which it is subject (except for such breaches and defaults under loan agreements which the lenders thereunder have agreed to forbear pursuant to valid forbearance agreements), or
(iii) will cause a material default by such Qualified Borrower under any organizational document of any Person in which such Qualified Borrower has an interest, the consequences of which conflict, breach or default would have a Material Adverse Effect, or result in or require the creation or imposition of any Lien whatsoever upon any Property (except as contemplated herein).

            SECTION 4.4. Financial Information. (a) The consolidated balance sheet of Borrower and their Consolidated Subsidiaries as of December 31, 2003, and the related consolidated statements of operations and cash flows of General Partner for the fiscal year then ended, reported on by PriceWaterhouseCoopers fairly present, in conformity with GAAP, the consolidated financial position of Borrower, General Partner and their Consolidated Subsidiaries as of such date and the consolidated results of operations and cash flows for such fiscal quarter.

            (b) Since March 31, 2004, (i) except as may have been disclosed in writing to the Banks, nothing has occurred having a Material Adverse Effect, and
(ii) except as set forth on Schedule 4.4(b), neither the Borrower nor General Partner has incurred any material indebtedness or guaranty on or before the Closing Date.

            SECTION 4.5. Litigation. Except as previously disclosed by the Borrower in writing to the Banks, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting,
(i) the Borrower, any Qualified Borrower, General Partner or any of their Consolidated Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents. As of the Closing Date, no such action, suit or proceeding exists.

            SECTION 4.6. Compliance with ERISA. (a) Except as set forth on
Schedule 4.6 attached hereto, neither Borrower, any Qualified Borrower nor General

Partner is a member of or has entered into, maintained, contributed to, or been required to contribute to, or may incur any liability with respect to any Plan or Multiemployer Plan or any other Benefit Arrangement. In the event that at any time after the Closing Date, either the Borrower, any Qualified Borrower or General Partner shall become a member of any other material Plan or Multiemployer Plan, Borrower promptly shall notify the Administrative Agent thereof and from and after such notice, Schedule 4.6 shall be deemed modified thereby.

            (b) Except for a "prohibited transaction" arising solely because of a Bank's breach of the covenant set forth in Section 9.17 hereof, the transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent or any of the Banks to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA and such transactions will not otherwise result in the Administrative Agent or any of the Banks being deemed in violation of Sections 404 or 406 of ERISA or Section 4975 of the Code or in the Administrative Agent or any of the Banks being a fiduciary or party in interest under ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code with respect to an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. No assets of Borrower or any Qualified Borrower constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including, but not limited to, 29 C.F.R. ss. 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code. In addition to the prohibitions set forth in this Agreement and the other Loan Documents, and not in limitation thereof, Borrower covenants and agrees that Borrower shall not, and shall not permit any Qualified Borrower to, use any "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. ss. 2510.3-101) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code to repay or secure the Note, the Loan, or the Obligations.

            SECTION 4.7. Environmental. The Borrower conducts reviews of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Consolidated Subsidiaries when necessary in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including, without limitation, employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including, without limitation, the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

            SECTION 4.8. Taxes. The Borrower, each Qualified Borrower, General Partner and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower, any Qualified Borrower, General Partner or any Consolidated Subsidiary, except such taxes, if any, as are reserved against in accordance with GAAP, such taxes as are being contested in good faith by appropriate proceedings or such taxes, the failure to make payment of which when due and payable will not have, in the aggregate, a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower, General Partner and their Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

            SECTION 4.9. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby or thereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Administrative Agent, in writing any and all facts which have or may have (to the extent the Borrower can now reasonably foresee) a Material Adverse Effect.

            SECTION 4.10. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower, each Qualified Borrower and General Partner will be Solvent.

            SECTION 4.11. Use of Proceeds. All proceeds of the Loans will be used by the Borrower or the applicable Qualified Borrower only in accordance with the provisions hereof. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of regulations T, U, or X of the Federal Reserve Board.

            SECTION 4.12. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect;

            SECTION 4.13. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower, any Qualified Borrower, General Partner nor any Consolidated Subsidiary (other than AMB Capital Partners, LLC) is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            SECTION 4.14. Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of the Borrower and Guarantor is Pier 1, Bay 1, San Francisco, California 94111.

            SECTION 4.15. REIT Status. General Partner is qualified and General Partner intends to continue to qualify as a real estate investment trust under the Code.

            SECTION 4.16. Patents, Trademarks, etc. The Borrower and each Qualified Borrower has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

            SECTION 4.17. Judgments. As of the Closing Date, there are no final, non-appealable judgments or decrees in an aggregate amount of Ten Million Dollars ($10,000,000) or more entered by a court or courts of competent jurisdiction against General Partner or the Borrower or, to the extent such judgment would be recourse to General Partner or Borrower, any of its Consolidated Subsidiaries (other than judgments as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or which have been paid or stayed).

            SECTION 4.18. No Default. No Event of Default or, to the best of the Borrower's knowledge, Default exists under or with respect to any Loan Document and neither the Borrower, Guarantor nor any Qualified Borrower is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

            SECTION 4.19. Licenses, etc. The Borrower and each Qualified Borrower has obtained and does hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

            SECTION 4.20. Compliance With Law. To the Borrower's knowledge, the Borrower, each Qualified Borrower and each of its respective Real Property Assets are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

            SECTION 4.21. No Burdensome Restrictions . Except as may have been disclosed by the Borrower in writing to the Banks, neither Borrower nor any Qualified Borrower is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

            SECTION 4.22. Brokers' Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrower has not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable to the Administrative Agent and the Banks, and certain other Persons as previously disclosed in writing to the Administrative Agent.

            SECTION 4.23. Labor Matters. Except as disclosed on Schedule 4.6, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any member of the ERISA Group and neither the Borrower nor any member of the ERISA Group has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

            SECTION 4.24. Insurance. The Borrower currently maintains insurance at 100% replacement cost insurance coverage (subject to customary deductibles) in respect of each of its Real Property Assets, as well as commercial general liability insurance (including, without limitation, "builders' risk" where applicable) against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to liability and casualty insurance with insurers having an A.M. Best policyholders' rating of not less than A-VII in amounts that prudent owners of assets such as Borrower's directly or indirectly owned Real Property Assets would maintain.

            SECTION 4.25. Organizational Documents. The documents delivered pursuant to Section 3.1(e) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower, each Qualified Borrower as of the Closing Date and General Partner. The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each such documents. General Partner is the general partner of the Borrower. General Partner holds (directly or indirectly) an approximately 94.5% common equity ownership interest in the Borrower as of the date hereof.

            SECTION 4.26. Qualifying Unencumbered Properties. As of the date hereof, each Property listed on Schedule 1.1 as a Qualifying Unencumbered Property (i) is a wholly-owned or ground leased (directly or beneficially) by Borrower, a Financing Partnership or a Joint Venture Subsidiary, (ii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, General Partner or any Joint Venture Parent subject) to a Lien which secures Indebtedness of any Person, other than Permitted Liens, and (iii) is not subject (nor are any equity interests in such Property that are owned directly or indirectly by Borrower, General Partner or Joint Venture Parent subject) to any Negative Pledge. All of the information set forth on
Schedule 1.1 is true and correct in all material respects.

                                    ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

            The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

            SECTION 5.1. Information. The Borrower will deliver to each of the
Banks:

            (a) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 95 days after the end of each Fiscal Year of the Borrower) a consolidated balance sheet of the Borrower, General Partner and their Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of Borrower's and General Partner's operations and consolidated statements of Borrower's and General Partner's cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (if available), all reported in a manner acceptable to the Securities and Exchange Commission on Borrower's and General Partner's Form 10K
and reported on by PriceWaterhouseCoopers or other independent public accountants of nationally recognized standing;

            (b) as soon as available and in any event within five (5) Business Days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 50 days after the end of each of the first three quarters of each Fiscal Year of the Borrower and General Partner),
(i) a consolidated balance sheet of the Borrower, General Partner and their Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of Borrower's and General Partner's operations and consolidated statements of Borrower's and General Partner's cash flow for such quarter and for the portion of the Borrower's or General Partner's Fiscal Year ended at the end of such quarter, all reported in the form provided to the Securities and Exchange Commission on Borrower's and General Partner's Form 10Q, and (ii) and such other information reasonably requested by the Administrative Agent or any Bank;

            (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer of the Borrower (i) setting forth in reasonable detail (including, without limitation, reconciliation to GAAP) the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements; (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower on the dates and for the periods indicated, on the basis of GAAP, with respect to the Borrower subject, in the case of interim financial statements, to normally recurring year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) (or, in the case of the first certification pursuant to this Section 5.1(c), the Closing Date) and ending on a date not more than ten (10) Business Days prior to, but excluding, the date of such delivery and that (1) on the basis of such financial statements and such review of the Loan Documents, no Event of Default existed under Section 6.1(b) with respect to Sections 5.8 and 5.9 at or as of the date of said financial statements, and (2) on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, as of the last day of the period covered by such certificate no Default or Event of Default under any other provision of Section 6.1 occurred and is continuing or, if any such Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and, the action the Borrower proposes to take in respect thereof. Such certificate shall set forth the calculations required to establish the matters described in clauses (1) and (2) above;

            (d) (i) within five (5) Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, or other executive officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (ii) promptly and in any event within five (5) Business Days after the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower or its directly or indirectly Real Property Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

            (e) promptly upon the mailing thereof to the shareholders of General Partner generally, copies of all proxy statements so mailed;

            (f) promptly upon the filing thereof, copies of all reports on Forms 10-K and 10-Q (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Bank) which General Partner shall have filed with the Securities and Exchange Commission;

            (g) promptly and in any event within thirty (30) days, if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under
Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, and in the case of clauses (i) through (vii) above, which event could result in a Material Adverse Effect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

            (h) promptly and in any event within ten (10) days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower, executed by an officer of the Borrower, specifying the nature of such condition, and the Borrower's or, if the Borrower has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by the Borrower, or any of the Environmental Affiliates of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Borrower, or any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the existence of any Environmental Claim pending against the Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

            (i) promptly and in any event within five (5) Business Days after receipt of any notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower relating to any loss which is likely to result in a Material Adverse Effect, copies of such notices and correspondence;

            (j) simultaneously with the delivery of the information required by Sections 5.1(a) and (b), a statement of all Qualifying Unencumbered Properties; and

            (k) from time to time such additional information regarding the financial position or business of the Borrower, General Partner and their Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request in writing, so long as disclosure of such information could not result in a violation of, or expose the Borrower, General Partner or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, General Partner or any of their Subsidiaries or on any Property of any of them.

            SECTION 5.2. Payment of Obligations. The Borrower, each Qualified Borrower, General Partner and their Consolidated Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound, in each case where the failure to so pay or discharge such obligations or liabilities is likely to result in a Material Adverse

Effect, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

            SECTION 5.3. Maintenance of Property; Insurance; Leases.

            (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business, including without limitation its Real Property Assets (for so long as it constitutes Real Property Assets), in good repair, working order and condition, ordinary wear and tear excepted, in each case where the failure to so maintain and repair will have a Material Adverse Effect.

            (b) The Borrower shall maintain, or cause to be maintained, insurance described in Section 4.24 hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for less coverage than insurance customarily carried by owners of properties similar to, and in the same locations as, Borrower's Real Property Assets. The Borrower will deliver to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time (i) full information as to the insurance carried, (ii) within five (5) days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage required by Section 4.24 from that existing on the date of this Agreement and
(iii) forthwith, notice of any cancellation or nonrenewal (without replacement) of coverage by the Borrower.

            SECTION 5.4. Maintenance of Existence. The Borrower, each Qualified Borrower and General Partner each will preserve, renew and keep in full force and effect, their respective partnership and corporate existence and their respective rights, privileges and franchises necessary for the normal conduct of business unless the failure to maintain such rights and franchises does not have a Material Adverse Effect.

            SECTION 5.5. Compliance with Laws. The Borrower, each Qualified Borrower and General Partner will, and will cause their Subsidiaries to, comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all zoning and building codes with respect to its Real Property Assets and ERISA and the rules and regulations thereunder and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to do so will not have a Material Adverse Effect or expose Administrative Agent or Banks to any material liability therefor.

            SECTION 5.6. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities in conformity with GAAP, modified as required by this Agreement and applicable law; and will permit representatives of any Bank, at such Bank's expense, or from and after an Event of Default, at Borrower's expense, to visit and inspect any of its properties, including without limitation its Real Property Assets, and so long as disclosure of such information could not result in a violation of, or expose the Borrower, any Qualified Borrower, General Partner or their Subsidiaries to any material liability under, any applicable law, ordinance or regulation or any agreements with unaffiliated third parties that are binding on the Borrower, any Qualified Borrower, General Partner or any of their Subsidiaries or on any Property of any of them, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times during normal business hours, upon reasonable prior notice and as often as may reasonably be desired. Administrative Agent shall coordinate any such visit or inspection to arrange for review by any Bank requesting any such visit or inspection.

            SECTION 5.7. Existence. The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its, each Qualified Borrower's, General Partner's and their Consolidated Subsidiaries' existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

            SECTION 5.8. Financial Covenants.

            (a) Total Liabilities to Total Asset Value. Borrower shall not permit the ratio of Total Liabilities to Total Asset Value of Borrower to exceed 0.55:1 at any time; provided, however, such ratio may exceed 0.55:1 for any single quarter within any twelve (12) month period but in no event shall Borrower permit the ratio of Total Liabilities to Total Asset Value to exceed 0.60:1 at any time.

            (b) Adjusted EBITDA to Fixed Charges Ratio. Borrower shall not permit the ratio of Adjusted EBITDA to Fixed Charges, for the then most recently completed four (4) consecutive Fiscal Quarters, to be less than 1.75:1.

            (c) Secured Debt to Total Asset Value. Borrower shall not permit the ratio of Secured Debt to Total Asset Value of Borrower to exceed 0.40:1 at any time.

            (d) Unencumbered Pool. Borrower shall not permit the ratio of the outstanding Unsecured Debt to Unencumbered Asset Value to exceed 0.55:1 at any time.

            (e) Unencumbered Net Operating Cash Flow to Unsecured Interest Expense. Borrower shall not permit the ratio of Unencumbered Net Operating Cash Flow to Unsecured Interest Expense to be less than 2.0:1.

            (f) Minimum Tangible Net Worth. The Consolidated Tangible Net Worth of the Borrower determined in conformity with GAAP will at no time be less than the sum of One Billion Eight Hundred Million Dollars ($1,800,000,000.00) and ninety percent (90%) of the Net Offering Proceeds (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in Borrower or Guarantor, up to the amount paid by Borrower or Guarantor in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that neither Borrower nor Guarantor shall have increased its Net Worth as a result of any such proceeds) received by the Borrower or General Partner subsequent to the Closing Date.

            (g) Dividends. The Borrower will not, as determined on an aggregate annual basis, pay any partnership distributions in excess of 95% of the Borrower's FFO for such year. During the continuance of a monetary Event of Default, Borrower shall only pay partnership distributions that are necessary to enable General Partner to make those dividends necessary to maintain General Partner's status as a real estate investment trust.

            (h) Permitted Holdings. Borrower's primary business will not be substantially different from that conducted by Borrower on the Closing Date and shall include the ownership, operation and development of Real Property Assets and any other business activities of Borrower and its Subsidiaries will remain incidental thereto. Notwithstanding the foregoing, Borrower and its Subsidiaries may acquire or maintain Permitted Holdings if and so long as the aggregate value of Permitted Holdings (excluding Foreign Property Interests that are not Development Activity), whether held directly or indirectly by Borrower does not exceed, at any time, twenty-five percent (25%) of Total Asset Value of Borrower unless a greater percentage is approved by the Majority Banks (which approval shall not be unreasonably withheld, conditioned or delayed), provided, however, Borrower and its Subsidiaries may not acquire or maintain Unimproved Assets (excluding Foreign Property Interests) if and to the extent that the aggregate value of Unimproved Assets, whether held directly or indirectly by Borrower exceeds, at any time, seven and one-half percent (7.50%) of Total Asset Value of Borrower unless a greater percentage is approved by the Required Banks (which approval shall not be unreasonably withheld, conditioned or delayed). For purposes of calculating the foregoing percentage, the value of Unimproved Assets shall be calculated based upon the book value thereof, determined in accordance with GAAP.

            (i) Foreign Property Limit. Borrower and General Partner shall not, and shall not allow any of their Subsidiaries to, acquire or maintain Properties located outside the United States if and to the extent that the aggregate value of Borrower's and General Partner's interest, without duplication, in such Properties located outside the United States ("Foreign Property Interests"), whether held directly or indirectly exceeds, at any time, twenty percent (20%) of Total Asset Value.

            (j) No Liens. Borrower and General Partner shall not, and shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries to, allow any Qualifying Unencumbered Property (or any equity interests in such Property that are owned directly or indirectly by Borrower, General Partner or any Joint Venture Parent), that is necessary to comply with the provisions of Sections 5.8(d) and (e) hereof, to become subject to a Lien that secures the Indebtedness of any Person, other than Permitted Liens.

            (k) Development Activities. Construction Asset Cost (including, without limitation, Construction Asset Cost attributable to Foreign Property Interests) of the Borrower, the General Partner and the Consolidated Subsidiaries, without duplication, shall not exceed fifteen percent (15%) of Total Asset Value. For the purposes of the foregoing calculation, a Construction Asset shall not include any Property that is eighty-five percent (85%) or more leased to tenants that are unaffiliated with Borrower.

            (l) Limitation on Joint Venture Interests. The value of any Joint Venture Interests (excluding Foreign Property Interests), determined in accordance with GAAP, shall at no time exceed in the aggregate fifteen percent (15%) of Total Asset Value.

            (m) Limitation on Taxable REIT Subsidiaries. The value, determined in accordance with GAAP, at book value of all Taxable REIT Subsidiaries (excluding Foreign Property Interests) will not exceed twenty percent (20%) of Total Asset Value.

            (n) Calculation. Each of the foregoing ratios and financial requirements shall be calculated as of the last day of each Fiscal Quarter.

            SECTION 5.9. Restriction on Fundamental Changes. (a) Neither the Borrower nor General Partner shall enter into any merger or consolidation without obtaining the prior written consent thereto in writing of the Required Banks, unless the following criteria are met: (i) the Borrower or General Partner is the surviving entity; (ii) the entity which is merged into Borrower or General Partner is predominantly in the commercial real estate business;
(iii) the creditworthiness of the surviving entity's long term unsecured debt or implied senior debt, as applicable, is either (A) Investment Grade or (B) if not Investment Grade, not lower than Borrower's or General Partner's creditworthiness, as applicable, two months immediately preceding such merger; and (iv) in the case of any merger where the then fair market value of the assets of the entity which is merged into the Borrower or General Partner is more than twenty-five percent (25%) of the Borrower's or General Partner's, as applicable, then Total Asset Value following such merger, the consent of the Required Banks has been obtained, which consent shall not be unreasonably withheld, conditioned or delayed. Neither the Borrower nor General Partner shall liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of its business or property, whether now or hereafter acquired. Nothing in this Section shall be deemed to prohibit the sale or leasing of portions of the Real Property Assets in the ordinary course of business.

(b) The Borrower shall not amend its agreement of limited partnership or other organizational documents in any manner that would have a Material Adverse Effect without the Required Banks' consent. Without limitation of the foregoing, no Person shall be admitted as a general partner of the Borrower other than General Partner. General Partner shall not amend its articles of incorporation, by-laws, or other organizational documents in any manner that would have a Material Adverse Effect without the Required Banks' consent. No Qualified Borrower shall amend its organizational documents in any manner that would have a Material Adverse Effect without the Required Banks' consent. The Borrower shall not make any "in-kind" transfer of any of its property or assets to any of its constituent partners if such transfer would result in an Event of Default under
Section 6.1(b) by reason of a breach of the provisions of Section 5.8.

            SECTION 5.10. Changes in Business. (a) Except for Permitted Holdings and Foreign Property Interests, neither the Borrower, any Qualified Borrower nor General Partner shall enter into any business which is substantially different from that conducted by the Borrower or General Partner on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. The Borrower shall carry on its business operations through the Borrower, its Consolidated Subsidiaries and its Investment Affiliates.

            (b) Except for Permitted Holdings and Foreign Property Interests, Borrower shall not engage in any line of business which is substantially different from the business conducted by the Borrower on the Closing Date, which includes the ownership, operation and development of Real Property Assets and the provision of services incidental thereto, whether directly or through its Consolidated Subsidiaries and Investment Affiliates.

            SECTION 5.11. General Partner Status.

            (a) Status. General Partner shall at all times (i) remain a publicly traded company listed for trading on the New York Stock Exchange, and
(ii)
maintain its status as a self-directed and self-administered real estate investment trust under the Code.

            (b) Indebtedness. General Partner shall not, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (1)   the Obligations; and

                  (2) Indebtedness of Borrower for which there is recourse to General Partner which, after giving effect thereto, may be incurred or may remain outstanding without giving rise to an Event of Default or Default under any provision of this Article V.

            (c)   Restriction on Fundamental Changes.

                  (1) General Partner shall not have an investment in any Person other than (i) Borrower or indirectly through Borrower, (ii) directly or indirectly in Financing Partnerships, and (iii) the interests identified on Schedule 5.11(c)(1) as being owned by General Partner.

                  (2) General Partner shall not acquire an interest in any Property other than securities issued by Borrower and Financing Partnerships and the interests identified on Schedule 5.11(c)(2) attached hereto.

            (d) Environmental Liabilities. Neither General Partner nor any of its Subsidiaries shall become subject to any Environmental Claim which has a Material Adverse Effect, including, without limitation, any arising out of or related to (i) the release or threatened release of any Material of Environmental Concern into the environment, or any remedial action in response thereto, or (ii) any violation of any Environmental Laws. Notwithstanding the foregoing provision, General Partner shall have the right to contest in good faith any claim of violation of an Environmental Law by appropriate legal proceedings and shall be entitled to postpone compliance with the obligation being contested as long as (i) no Event of Default shall have occurred and be continuing, (ii) General Partner shall have given Administrative Agent prior written notice of the commencement of such contest, (iii) noncompliance with such Environmental Law shall not subject General Partner or such Subsidiary to any criminal penalty or subject Administrative Agent or any Bank to pay any civil penalty or to prosecution for a crime, and (iv) no portion of any Property material to Borrower or its condition or prospects shall be in substantial danger of being sold, forfeited or lost, by reason of such contest or the continued existence of the matter being contested.

            (e) Disposal of Partnership Interests. General Partner will not directly or indirectly convey, sell, transfer, assign, pledge or otherwise encumber or dispose of any of its partnership interests in Borrower or any of its equity interest in any of the partners of the Borrower as of the date hereof (except in connection with the dissolution or liquidation of such partners of the Borrower or the redemption of interests in connection with stock repurchase programs), except for the reduction of General Partner's interest in the Borrower arising from Borrower's issuance of partnership interests in the Borrower or the retirement of preferred units by Borrower. General Partner will continue to be the managing general partner of Borrower.

            SECTION 5.12. Other Indebtedness. Borrower and General Partner shall not allow any of their Subsidiaries, Financing Partnerships or Joint Venture Subsidiaries that own, directly or indirectly, any Qualifying Unencumbered Property to directly or indirectly create, incur, assume or otherwise become or remain liable with respect to any Indebtedness other than trade debt incurred in the ordinary course of business and Indebtedness owing to Borrower or any Financing Partnership, if the resulting failure of such Property to qualify as a Qualifying Unencumbered Property would result in an Event of Default under
Section 5.8.

            SECTION 5.13. Forward Equity Contracts. If Borrower shall enter into any forward equity contracts, Borrower may only settle the same by delivery of stock, it being agreed that if Borrower shall settle the same with cash, the same shall constitute an Event of Default hereunder unless Borrower shall have received the unanimous consent of the Banks to settle such forward equity contracts with cash.

            SECTION 5.14. Capital Funding Loans. Notwithstanding anything in this Agreement to the contrary, in the event that any Property located outside the United States (each a "Non-US Property") is owned by a Financing Partnership (a "100% AMB Non-US Property Owner"), by a Joint Venture Subsidiary (a "JV Non-US Property Owner") or by a wholly-owned direct or indirect subsidiary of a Joint Venture Subsidiary (a "Tiered Non-US Property Owner"; such Joint Venture Subsidiary is hereinafter referred to as the "First Tier JV"; each entity through which the First Tier JV indirectly owns a Tiered Non-US Property Owner is hereinafter referred to as an "Intermediate Tier Entity"; and the Tiered Non-US Property Owners, the 100% AMB Non-US Property Owners and the JV Non-US Property Owners are sometimes hereinafter referred to individually as a "Non-US Property Owner" and collectively as the "Non-US Property Owners") and the Non-US Property Owner or, in the case of any Tiered Non-US Property Owner, the related First Tier JV or a related Intermediate Tier Entity has incurred Indebtedness (whether or not such Indebtedness is secured by a Lien against such Non-US Property and/or any direct or indirect equity interests in the Non-US Property Owner) (each a "Capital Funding Loan") held by

      (x) in the case of a 100% AMB Non-US Property Owner, Borrower or any other Financing Partnership, and

      (y) in the case of a JV Non-US Property Owner or a Tiered Non-US Property Owner, either (AA) an entity (hereinafter an "International FinCo") in which Borrower's Share is the same or greater than Borrower's Share in such Non-US Property Owner, or (BB) a Financing Partnership (or Borrower directly) and entities which are not Financing Partnerships (including Persons who are not Affiliates of Borrower or whose constituent entities include Persons who are not Affiliates of Borrower) ("Joint Lenders"), provided that Borrower's direct or indirect share of such Indebtedness is the same or greater than Borrower's Share of such Non-US Property Owner, then no such Capital Funding Loan or related Second Tier Funding Loan (as defined below) shall be deemed to constitute Indebtedness for any purposes under this Agreement, any Lien securing such Capital Funding Loan shall be a Permitted Lien and no Non-US Property to which such Capital Funding Loan or Second Tier Funding Loan relates shall fail to be a Qualifying Unencumbered Property solely because the capital provided to the applicable Non-US Property Owner or related First Tier JV or Intermediate Tier Entity was in the form of a Capital Funding Loan rather than a contribution to the equity of such Non-US Property Owner, First Tier JV or Intermediate Tier Entity, so long as

      (a) in the case of a Capital Funding Loan made by an International FinCo, the sale of such Capital Funding Loan, or the sale or refinancing of any interest in the Non-US Property or any direct or indirect equity interests in the Non-US Property Owner acquired as a result of the exercise of any remedies in connection with the enforcement of such Capital Funding Loan, is Substantially Controlled by Borrower (as defined below),

      (b) in the case of a Capital Funding Loan made by Joint Lenders, any remedies in connection with enforcement of such Capital Funding Loan may only be exercised by such Joint Lenders concurrently and, in the event of any such exercise and the Joint Lenders acquire such Non-US Property or any direct or indirect equity interests in such Non-US Property Owner, the sale or refinancing of such Non-US Property and, if the direct or indirect equity interests in such Non-US Property Owner are held jointly, such equity interests will be Substantially Controlled by Borrower, and

      (c) no interest in any Capital Funding Loan or Second Tier Funding Loan held directly or indirectly by Borrower is subject to any Lien (other than a Permitted Lien) or any Negative Pledge.

For purposes of the foregoing, an action will be "Substantially Controlled by Borrower" if such action is substantially controlled directly by Borrower or through one or more Financing Partnerships either by agreement of the parties, through the provisions of a Person's formation documents or otherwise. For purposes of the preceding sentence, an action shall be deemed to be substantially controlled directly by Borrower or through one or more Financing Partnerships if Borrower or such Financing Partnerships have the ability to exercise a usual and customary buy-sell right in the event of a disagreement regarding such action. As used herein the term "Second Tier Funding Loan" means any loans made to an International FinCo by Borrower, any Financing Partnerships of Borrower and/or any other Person with an equity interest in such International FinCo (or affiliates of such other Person) so long as (x) Borrower's direct or indirect share of the combined loans of Borrower, any Financing Partnership and/or such other Persons (or affiliates thereof) to the International FinCo is the same or greater than Borrower's Share of the applicable Non-US Property Owner, and (y) all such loans are pari passu and any remedies that may be exercised in connection with enforcement of such loans may only be exercised concurrently or not at all.

                                   ARTICLE VI

                                    DEFAULTS

            SECTION 6.1. Events of Default. An "Event of Default" shall have occurred if one or more of the following events shall have occurred and be continuing:

            (a) the Borrower shall fail to (i) pay when due any principal of any Loan, or (ii) the Borrower shall fail to pay when due interest on any Loan or any fees or any other amount payable to Administrative Agent or the Banks hereunder and the same shall continue for a period of five (5) days after the same becomes due;

            (b) the Borrower shall fail to observe or perform any covenant contained in Section 5.8, Section 5.9(a) or (b), Section 5.10, Section 5.11(a),
(b) or (c), Section 5.12 or Section 5.13;

            (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a), (b), (e), (f), (g), (h), (j), (n) or (o) of this Section 6.1) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent; or if such default is of such a nature that it cannot with reasonable effort be completely remedied within said period of thirty (30) days such additional period of time as may be reasonably necessary to cure same, provided Borrower commences such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed ninety (90) days;

            (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and, with respect to such representations, warranties, certifications or statements not known by the Borrower at the time made or deemed made to be incorrect, the defect causing such representation or warranty to be incorrect when made (or deemed made) is not removed within thirty (30) days after written notice thereof from Administrative Agent to Borrower;

            (e) the Borrower, any Qualified Borrower, the General Partner, any Subsidiary or any Investment Affiliate shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Recourse Debt (other than the Obligations) for which the aggregate outstanding principal amounts exceed Twenty-Five Million Dollars ($25,000,000) and such default shall continue beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Debt; or the Borrower, any Qualified Borrower, the General Partner, any Subsidiary or any Investment Affiliate shall default in the performance or observance of any obligation or condition with respect to any such Recourse Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness;

            (f) the Borrower or the General Partner shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidate, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing;

            (g) an involuntary case or other proceeding shall be commenced against the Borrower or the General Partner seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or the General Partner under the federal bankruptcy laws as now or hereafter in effect;

            (h) the Borrower, any Qualified Borrower, the General Partner or any Subsidiary shall default (x) in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Non-Recourse Indebtedness beyond the giving of any required notice and the expiration of any applicable grace period and such default has not been waived, in writing, by the holder of any such Indebtedness, with respect to which the principal amounts of any such Indebtedness, in the aggregate, exceed One Hundred Million Dollars ($100,000,000), or (y) in the performance or observance of any obligation or condition with respect to any such Non-Recourse Indebtedness or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period, if, in the case of (x) or (y), the effect of such default, event or condition is to accelerate the maturity of any such indebtedness or to permit (without any further requirement of notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such indebtedness and such holder or holders in fact accelerate the maturity of any such indebtedness;

            (i) one or more final, non-appealable judgments or decrees in an aggregate amount of Ten Million Dollars ($10,000,000) or more shall be entered by a court or courts of competent jurisdiction against the General Partner, the Borrower or, to the extent of any recourse to the General Partner or the Borrower, any Qualified Borrower or any General Partner's or Borrower's Consolidated Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

            (j) there shall be a change in the majority of the Board of Directors of the General Partner during any twelve (12) month period, excluding any change in directors resulting from (x) the death or disability of any director, or (y) satisfaction of any requirement for the majority of the members of the board of directors or trustees of the General Partner to qualify under applicable law as independent directors or (z) the replacement of any director who is an officer or employee of the General Partner or an affiliate of the General Partner with any other officer or employee of the General Partner or an affiliate of the General Partner;

            (k) any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of the General Partner;

            (l) the General Partner shall cease at any time to qualify as a real estate investment trust under the Code;

            (m) if any Termination Event with respect to a Plan, Multiemployer Plan or Benefit Arrangement shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or may incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan, Multiemployer Plan or Benefit Arrangement and the insufficiency of any and all other Plans, Multiemployer Plans and Benefit Arrangements with respect to which such a Termination Event shall occur and be continuing (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing and in the case of a liability with respect to a Termination Event which is or could be a liability of the Borrower or the General Partner rather than a liability of the Plan, the liability of the Borrower or the General Partner) is equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (n) if, any member of the ERISA Group shall commit a failure described in Section 302(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 302(f)(3) of ERISA or Section 412(n)(3) of the Code that could reasonably be expected to be imposed on any member of the ERISA Group or their assets in respect of such failure shall be equal to or greater than $10,000,000 and which the Administrative Agent reasonably determines will have a Material Adverse Effect;

            (o) at any time, for any reason the Borrower or any Qualified Borrower seeks to repudiate its obligations under any Loan Document or the General Partner seeks to repudiate its obligations under the Guaranty.

            (p) a default beyond any applicable notice or grace period under any of the other Loan Documents;

            (q) any assets of Borrower or any Qualified Borrower shall constitute "assets" (within the meaning of ERISA or Section 4975 of the Code, including but not limited to 29 C.F.R. Section 2510.3-101 or any successor regulation thereto) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code; or

            (r) the Note, the Loan, the Obligations, the Guaranty or any of the Loan Documents or the exercise of any of the Administrative Agent's or any of the Bank's rights in connection therewith shall constitute a prohibited transaction under ERISA and/or the Code.

            SECTION 6.2. Rights and Remedies. (a) Upon the occurrence of any Event of Default described in Sections 6.1(f), (g), (o) or (q), the Commitments and the Swingline Commitment shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower for itself and on behalf of any Qualified Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent, following consultation with the Banks, may (and upon the demand of the Required Banks shall), by written notice to the Borrower, in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Banks at law or equity or under any of the other Loan Documents, declare that the Commitments are terminated and declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and (except as otherwise provided in the Loan Documents) without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower for itself and on behalf of any Qualified Borrower.

            (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent and the Banks each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Banks under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Banks. The Administrative Agent shall act at the direction of the Required Banks in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Banks are unable to reach agreement, then, from and after an Event of Default, the Administrative Agent may pursue such rights and remedies as it may determine.

            SECTION 6.3. Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) and 6.1(d) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than nonpayment of principal of or interest on the Loans) unless Administrative Agent has received notice in writing from a Bank or Borrower referring to this Agreement or the other Loan Documents, describing such event or condition. Should Administrative Agent receive notice of the occurrence of an Default or Event of Default expressly stating that such notice is a notice of an Default or Event of Default, or should Administrative Agent send Borrower a notice of Default or Event of Default, Administrative Agent shall promptly give notice thereof to each Bank.

            SECTION 6.4. Actions in Respect of Letters of Credit. (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Administrative Agent, after consultation with the Banks, may, and upon the demand of the Required Banks shall, whether in addition to the taking by the Administrative Agent of any of the actions described in this Article or otherwise, make a demand upon the Borrower to, and forthwith upon such demand (but in any event within ten (10) days after such demand) the Borrower shall, pay to the Administrative Agent, on behalf of the Banks, in same day funds at the Administrative Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Administrative Agent (on behalf of the Banks) and under its sole dominion and control at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Usage under the Letters of Credit. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds.

            (b) The Borrower hereby pledges, assigns and grants to the Administrative Agent, as administrative agent for its benefit and the ratable benefit of the Banks a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

                  (i) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                  (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                  (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                  (iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral. The lien and security interest granted hereby secures the payment of all obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

            (c) The Borrower hereby authorizes the Administrative Agent for the ratable benefit of the Banks to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become due and payable by the Borrower to the Banks in respect of the Letters of Credit.

            (d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in
Section 6.4(h) hereof.

            (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.4.

            (f)   If any Event of Default shall have occurred and be continuing:

                  (i) The Administrative Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of first, (x) amounts previously drawn on any Letter of Credit that have not been reimbursed by the Borrower and (y) any Letter of Credit Usage described in clause (ii) of the definition thereof that are then due and payable and second, any other unpaid Obligations then due and payable against the Letter of Credit Collateral Account or any part thereof, in such order as the Administrative Agent shall elect. The rights of the Administrative Agent under this Section 6.4 are in addition to any rights and remedies which any Bank may have.

                  (ii) The Administrative Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time.

            (g) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that, assuming such treatment, the Administrative Agent shall not have any responsibility or liability with respect thereto.

            (h) At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of the Borrower hereunder and under any other Loan Document after the Maturity Date shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

            SECTION 6.5. Distribution of Proceeds after Default. Notwithstanding anything contained herein to the contrary but subject to the provisions of
Section 9.16 hereof , from and after an Event of Default, to the extent proceeds are received by Administrative Agent, such proceeds will be distributed to the Banks pro rata in accordance with the unpaid principal amount of the Loans (giving effect to any participations granted therein pursuant to Section 2.3 and Section 9.4).

                                   ARTICLE VII

                                   THE AGENTS

            SECTION 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Except as set forth in Sections 7.8 and 7.9 hereof, the provisions of this
Article VII are solely for the benefit of Administrative Agent and the Banks, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall each act solely as an agent of the Banks and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.

            SECTION 7.2. Agency and Affiliates. JPMorgan Chase Bank and Bank of America, N.A. each has the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent or Syndication Agent, as applicable, and JPMorgan Chase Bank and Bank of America, N.A. and each of their affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, General Partner or any Subsidiary or affiliate of the Borrower as if they were not the Administrative Agent or Syndication Agent, as applicable, hereunder, and the term "Bank" and "Banks" shall include each of JPMorgan Chase Bank and Bank of America, N.A., each in its individual capacity.

            SECTION 7.3. Action by Agents. The obligations of each of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, each of the Agents shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI. The duties of each Agent shall be administrative in nature. Subject to the provisions of Sections 7.1, 7.5 and 7.6, each Agent shall administer the Loans in the same manner as each administers its own loans.

            SECTION 7.4. Consultation with Experts. As between Administrative Agent on the one hand and the Banks on the other hand, the Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

            SECTION 7.5. Liability of Agents. As between each Agent on the one hand and the Banks on the other hand, none of the Agents nor any of their affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. As between each Agent on the one hand and the Banks on the other hand, none of the Agents nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to such Agent, or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. As between each Agent on the one hand and the Banks on the other hand, none of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

            SECTION 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agents and their affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including, without limitation, counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with its duties as Agent under this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that any Agent shall, subsequent to its receipt of indemnification payment(s) from Banks in accordance with this section, recoup any amount from the Borrower, or any other party liable therefor in connection with such indemnification, such Agent shall reimburse the Banks which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Bank. Each Agent shall reimburse such Banks so entitled to reimbursement within two (2) Business Days of its receipt of such funds from the Borrower or such other party liable therefor.

            SECTION 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, Syndication Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

            SECTION 7.8. Successor Agents. The Administrative Agent or the Syndication Agent may resign at any time by giving notice thereof to the Banks, the Borrower and each other and the Administrative Agent or the Syndication Agent, as applicable, shall resign in the event its Commitment (without participants) is reduced to less than Ten Million Dollars ($10,000,000) unless as a result of a cancellation or reduction in the aggregate Commitments. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Administrative Agent or Syndication Agent, as applicable, which successor Administrative Agent or successor Syndication Agent (as applicable) shall, provided no Event of Default has occurred and is then continuing, be subject to Borrower's approval, which approval shall not be unreasonably withheld or delayed. If no successor Administrative Agent or Syndication Agent (as applicable) shall have been so appointed by the Majority

Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent or Syndication Agent (as applicable) gives notice of resignation, then the retiring Administrative Agent or retiring Syndication Agent (as applicable) may, on behalf of the Banks, appoint a successor Administrative Agent or Syndication Agent (as applicable), which shall be the Administrative Agent, Documentation Agent or the Syndication Agent as the case may be, who shall act until the Majority Banks shall appoint an Administrative Agent or Syndication Agent. Any appointment of a successor Administrative Agent or Syndication Agent by Majority Banks or the retiring Administrative Agent or the Syndication Agent pursuant to the preceding sentence shall, provided no Event of Default has occurred and is then continuing, be subject to the Borrower's approval, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as the Administrative Agent or Syndication Agent hereunder by a successor Administrative Agent or successor Syndication Agent, as applicable, such successor Administrative Agent or successor Syndication Agent, as applicable, shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent or retiring Syndication Agent, as applicable, and the retiring Administrative Agent or the retiring Syndication Agent, as applicable, shall be discharged from its duties and obligations hereunder. The rights and duties of the Administrative Agent to be vested in any successor Administrative Agent shall include, without limitation, the rights and duties as Swingline Lender. After any retiring Administrative Agent's or retiring Syndication Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or the Syndication Agent, as applicable. For gross negligence or willful misconduct, as determined by all the Banks (excluding for such determination Administrative Agent or Syndication Agent in its capacity as a Bank, as applicable), Administrative Agent or Syndication Agent may be removed at any time by giving at least thirty (30) Business Days' prior written notice to Administrative Agent or Syndication Agent and Borrower. Such resignation or removal shall take effect upon the acceptance of appointment by a successor Administrative Agent, Documentation Agent or Syndication Agent, as applicable, in accordance with the provisions of this Section 7.8.

            SECTION 7.9. Consents and Approvals. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Bank where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Bank and to the extent not previously provided to such Bank, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, (iv) shall include Administrative Agent's recommended course of action or determination in respect thereof ), and (v) shall include the following clause in capital letters, "FAILURE TO RESPOND TO THIS NOTICE WITHIN THE BANK REPLY PERIOD SHALL BE DEEMED CONSENT TO THE RECOMMENDATION SET FORTH HEREIN". Each Bank shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Banks, Majority Banks or all the Banks, Administrative Agent shall submit its recommendation or determination for approval of or consent to such recommendation or determination to all Banks and upon receiving the required approval or consent (or deemed approval or consent, as the case may be) shall follow the course of action or determination of the Required Banks, Majority Banks or all the Banks (and each non-responding Bank shall be deemed to have concurred with such recommended course of action), as the case may be.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

            SECTION 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing or Money Market IBOR Loan the Administrative Agent determines in good faith that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. In such event (a) unless the Borrower notifies the Administrative Agent on or before the second (2nd) Euro-Dollar Business Day before, but excluding, the date of (i) any Euro-Dollar Borrowing for Dollars for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing, or (ii) any Money Market IBOR Borrowing for which a Notice of Money Market Borrowing has previously been given, the Money Market IBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day, and (b) any Notice of Borrowing for a Euro-Dollar Borrowing denominated in an Alternate Currency shall be ineffective.

            SECTION 8.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency shall make it unlawful for any Bank (or its Euro-Dollar Lending Office) (x) to make, maintain or fund its Euro-Dollar Loans, or (y) to participate in any Letter of Credit issued by the Fronting Bank, or, with respect to the Fronting Bank, to issue a Letter of Credit, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank in the case of the event described in clause (x) above to make Euro-Dollar Loans, or in the case of the event described in clause (y) above, to participate in any Letter of Credit issued by the Fronting Bank or, with respect to the Fronting Bank, to issue any Letter of Credit, shall be suspended. With respect to Euro-Dollar Loans, before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall be deemed to have delivered a Notice of Interest Rate Election and such Euro-Dollar Loan shall be converted as of such date to a Base Rate Loan (without payment of any amounts that Borrower would otherwise be obligated to pay pursuant to Section 2.14 hereof with respect to Loans converted pursuant to this
Section 8.2) in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

            If at any time, it shall be unlawful for any Bank to make, maintain or fund its Euro-Dollar Loans, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, together with accrued and unpaid interest thereon, and to become a Bank hereunder, or obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest due thereon and any and all fees due hereunder, upon which event, such Bank's Commitments shall be deemed to be canceled pursuant to Section 2.11(c).

            SECTION 8.3. Increased Cost and Reduced Return.

            (a) If, on or after (x) the date hereof in the case of Committed Loans made pursuant to Section 2.1, or (y) the date of the related Money Market Quote (in each case, the "Loan Effective Date"), in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) made at the Closing Date of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Euro-Dollar Loan any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the interbank market any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Loan Effective Date affecting such Bank's Euro-Dollar Loans, its Note, or its obligation to make Euro-Dollar Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect to such Euro-Dollar Loans, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts (based upon a reasonable allocation thereof by such Bank to the Euro-Dollar Loans made by such Bank hereunder) as will compensate such Bank for such increased cost or reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

            (b) If any Bank shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) made after the Closing Date of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction to the extent such Bank generally imposes such additional amounts on other borrowers of such Bank in similar circumstances.

            (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall fail to notify Borrower of any such event within ninety (90) days following the end of the month during which such event occurred, then Borrower's liability for any amounts described in this
Section incurred by such Bank as a result of such event shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to, but excluding, the date upon which such Bank actually notified Borrower of the occurrence of such event. A certificate of any Bank claiming compensation under this Section and setting forth a reasonably detailed calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

            (d) If at any time, any Bank shall be owed amounts pursuant to this Section 8.3, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(c).

            SECTION 8.4. Taxes.

            (a) Any and all payments by the Borrower or any Qualified Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof or by any other jurisdiction (or any political subdivision thereof) as a result of a present or former connection between such Bank or Administrative Agent and such other jurisdiction or by the United States (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If the Borrower or any Qualified Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit, (i) the sum payable shall be increased as necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 8.4) such Bank, the Fronting Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Qualified Borrower shall make such deductions, (iii) the Borrower or Qualified Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower or Qualified Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or the Letter of Credit or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or the Letter of Credit (hereinafter referred to as "Other Taxes").

            (c) In the event that Non-Excluded Taxes not imposed on the Closing Date are imposed, or Non-Excluded Taxes imposed on the Closing Date increase, the applicable Bank shall notify the Administrative Agent and the Borrower of such event in writing within a reasonable period following receipt of knowledge thereof. If such Bank shall fail to notify Borrower of any such event within ninety (90) days following the end of the month during which such event occurred, then Borrower's or Qualified Borrower's liability for such additional Non-Excluded Taxes incurred by such Bank as a result of such event (including payment of a make-whole amount under Section 8.4(a)(i)) shall be limited to those attributable to the period occurring subsequent to the ninetieth (90th) day prior to, but excluding, the date upon which such Bank actually notified Borrower of the occurrence of such event.

            (d) The Borrower agrees to indemnify each Bank, the Fronting Bank and the Administrative Agent for the full amount of Non-Excluded Taxes or Other Taxes (including, without limitation, any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4)
paid by such Bank, the Fronting Bank or the Administrative Agent (as the case may be) and, so long as such Bank, the Fronting Bank or Administrative Agent has promptly paid any such Non-Excluded Taxes or Other Taxes, any liability for penalties and interest arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank, the Fronting Bank or the Administrative Agent (as the case may be) makes demand therefor.

            (e) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, shall provide the Borrower with (A) two duly completed copies of Internal Revenue Service form 1001 or any successor form prescribed by the Internal Revenue Service, and (B) an Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, and shall provide Borrower with two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, certifying (i) in the case of a Form 1001, that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of a Form W-8BEN or W-8ECI, that it is entitled to an exemption from United States backup withholding tax. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Non-Excluded Taxes" as defined in Section 8.4(a).

            (f) Upon reasonable demand by Borrower or any Qualified Borrower to the Administrative Agent or any Bank, the Administrative Agent or Bank, as the case may be, shall deliver to the Borrower or Qualified Borrower, or to such government or taxing authority as the Borrower or Qualified Borrower may reasonably direct, any form or document that may be required or reasonably requested in writing in order to allow the Borrower or Qualified Borrower to make a payment to or for the account of such Bank or the Administrative Agent hereunder or under any other Loan Document without any deduction or withholding for or on account of any Non-Excluded Taxes or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to the Borrower or Qualified Borrower making such demand and to be executed and to be delivered with any reasonably required certification.

            (g) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(c) with respect to Non-Excluded Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes so long as Borrower shall incur no cost or liability as a result thereof.

            (h) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

            (i) If at any time, any Bank shall be owed amounts pursuant to this Section 8.4, the Borrower shall have the right, upon five (5) Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, or to obtain the agreement of one or more existing Banks to offer to purchase the Commitments of such Bank for such amount, which offer such Bank is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitment shall be deemed to be canceled pursuant to Section 2.11(c).

            SECTION 8.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (a) Borrower shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected Euro-Dollar Loans and thereafter all Loans which would otherwise be made by such Bank to the Borrower as Dollar-denominated Euro-Dollar Loans shall be made instead as Base Rate Loans, and no

Borrowing from such Bank would take effect with respect to Loans denominated in an Alternate Currency; and

            (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead, and

            (c) Borrower will not be required to make any payment which would otherwise be required by Section 2.14 with respect to such Euro-Dollar Loans converted to Base Rate Loans pursuant to clause (a) above.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrower, any Qualified Borrower, the Administrative Agent (JPMorgan Chase Bank) or the Administrative Agent (J.P. Morgan Europe Limited), at its address, telex number or facsimile number set forth on Exhibit F attached hereto with a duplicate copy thereof, in the case of the Borrower, to the Borrower, at its address set forth on the signature page hereof, Attn: General Counsel, (y) in the case of any Bank, at its address, telex number or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by certified registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or
Article VIII shall not be effective until received.

            SECTION 9.2. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 9.3. Expenses; Indemnification.

            (a) The Borrower shall pay within thirty (30) days after written notice from the Administrative Agent, (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom LLP ), in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder,
(ii) all reasonable fees and disbursements of special counsel in connection with the syndication of the Loans, and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank, including, without limitation, fees and disbursements of counsel for the Administrative Agent and each of the Banks, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom; provided, however, that the attorneys' fees and disbursements for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative fees and disbursements of (A) counsel for Administrative Agent and (B) counsel for all of the Banks as a group; and provided, further, that all other costs and expenses for which Borrower is obligated under this subsection (a)(iii) shall be limited to the reasonable non-duplicative costs and expenses of Administrative Agent. For purposes of this Section 9.3(a)(iii), (1) counsel for Administrative Agent shall mean a single outside law firm representing Administrative Agent and (2) counsel for all of the Banks as a group shall mean a single outside law firm representing such Banks as a group (which law firm may or may not be the same law firm representing the Administrative Agent).

            (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding that may at any time (including, without limitation, at any time following the payment of the Obligations) be asserted against any Indemnitee, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrower or the Environmental Affiliates of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities of Borrower or any Environmental Affiliate involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, but excluding those liabilities, losses, damages, costs and expenses (a) for which such Indemnitee has been compensated pursuant to the terms of this Agreement, (b) incurred solely by reason of the gross negligence, willful misconduct bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction, (c) arising from violations of Environmental Laws relating to a Property which are caused by the act or omission of such Indemnitee after such Indemnitee takes possession of such Property or (d) owing by such Indemnitee to any third party based upon contractual obligations of such Indemnitee owing to such third party which are not expressly set forth in the Loan Documents. In addition, the indemnification set forth in this Section 9.3(b) in favor of any director, officer, agent or employee of Administrative Agent or any Bank shall be solely in their respective capacities as such director, officer, agent or employee. The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations. Without limitation of the other provisions of this Section 9.3, Borrower shall indemnify and hold each of the Administrative Agent and the Banks free and harmless from and against all loss, costs (including reasonable attorneys' fees and expenses), expenses, taxes, and damages (including consequential damages) that the Administrative Agent and the Banks may suffer or incur by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA or the Code necessary in the Administrative Agent's reasonable judgment by reason of the inaccuracy of the representations and warranties, or a breach of the provisions, set forth in
Section 4.6(b).

            SECTION 9.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent, which consent shall not be unreasonably withheld, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower or any Qualified Borrower against and on account of the Obligations of the Borrower or any Qualified Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or Letter of Credit participated in by it or, in the case of the Fronting Bank, Letter of Credit issued by it, which is greater than the proportion received by any other Bank or Letter of Credit issued or participated in by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks or Letter of Credit issued or participated in by such other Bank shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower or Qualified Borrower other than its indebtedness under the Notes or the Letters of Credit. The Borrower, for itself and on behalf of any Qualified Borrower, agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or a Letter of Credit, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower or the applicable Qualified Borrower in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Bank may, by separate agreement with the Borrower or a Qualified Borrower, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Bank under this Section 9.4.

            SECTION 9.5. Amendments and Waivers. Any provision of this Agreement or the Notes or the Letters of Credit or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Majority Banks (and, if the rights or duties of the Administrative Agent, the Syndication Agent or the Swingline Lender in their capacity as Administrative Agent, Syndication Agent or the Swingline Lender, as applicable, are affected thereby, by the Administrative Agent, the Syndication Agent or the Swingline Lender, as applicable); provided that (A) no amendment or waiver of the provisions of, or waiver of a default under, Article V (including, without limitation, any of the definitions of the defined terms used in Article V or any change in the notice and cure periods, if any, described in Section 6.1 and applicable to defaults under Article V), other than the provisions of
Section 5.8(h) requiring Majority Bank consent, shall be effective unless signed (or otherwise consented to) by the Borrower and the Required Banks and (B) no amendment or waiver with respect to this Agreement, the Notes, the Letters of Credit or any other Loan Documents shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the

Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) release the Guaranty or any Qualified Borrower Guaranty or (vi) modify the provisions of this Section 9.5, and (C) no amendment or waiver of the provisions of Section 2.13(a) (as it relates to the Borrower's payment of Loans and fees hereunder by not later than 12:00 P.M. (New York City time) on the date when due) shall be binding upon a Designating Lender as to any Money Market Loans then outstanding unless signed by such Designating Lender.

            SECTION 9.6. Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks and the Administrative Agent and a Bank may not assign or otherwise transfer any of its interest under this Agreement except as permitted in subsection (b) and (c) of this Section 9.6.

            (b) Prior to the occurrence of an Event of Default, any Bank may at any time, grant to an existing Bank, one or more banks, finance companies, insurance companies or other financial institutions (a "Participant") in minimum amounts of not less than $5,000,000 (or any lesser amount in the case of participations to an existing Bank) participating interests in its Commitment or any or all of its Loans. After the occurrence and during the continuance of an Event of Default, any Bank may at any time grant to any Person in any amount (also a "Participant"), participating interests in its Commitment or any or all of its Loans. Any participation made during the continuation of an Event of Default shall not be affected by the subsequent cure of such Event of Default. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii), (iv) or (v) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest.

            (c) Any Bank may at any time assign to a Qualified Institution (in each case, an "Assignee") (i) prior to the occurrence of an Event of Default, in minimum amounts of not less than Five Million Dollars ($5,000,000) and integral multiple of One Million Dollars ($1,000,000) thereafter (or any lesser amount in the case of assignments to an existing Bank) and (ii) after the occurrence and during the continuance of an Event of Default, in any amount, all or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and, in either case, such Assignee shall assume such rights and obligations, pursuant to a Transfer Supplement in substantially the form of Exhibit "E" hereto executed by such Assignee and such transferor Bank; provided, that such assignment shall be subject to the Administrative Agent's and the Fronting Bank's consent and, provided that no Event of Default shall have occurred and be continuing, the Borrower's consent, which consents shall not be unreasonably withheld or delayed; and provided further that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent of Borrower shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and no further consent or action by any party shall be required and the transferor Bank shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment (other than an assignment by a Bank to an affiliate), the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure of such Event of Default.

            (d) Any Bank (each, a "Designating Lender") may at any time designate one Designated Lender to fund Money Market Loans on behalf of such Designating Lender subject to the terms of this Section 9.6(d) and the provisions in Section 9.6(b) and (c) shall not apply to such designation. No Bank may designate more than one (1) Designated Lender at any one time. The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Lender a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right (subject to the provisions of Section 2.4) to make Money Market Loans on behalf of its Designating Lender pursuant to the Designation Agreement after the Borrower has accepted a Money Market Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent and the Banks for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 7.6 hereof and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding upon the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Administrative Agent and the Banks may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender or otherwise in accordance with the provisions of Section 9.6
(b) and (c).

            (e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note and the Letter(s) of Credit participated in by such Bank or, in the case of the Fronting Bank, issued by it, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

            (f) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

            (g) No Assignee of any rights and obligations under this Agreement shall be permitted to further assign less than all of such rights and obligations. No participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

            (h) Anything in this Agreement to the contrary notwithstanding, so long as no Event of Default shall have occurred and be continuing, no Bank shall be permitted to enter into an assignment of, or sell a participation interest in, its rights and obligations hereunder which would result in such Bank holding a Commitment without participants of less than Five Million Dollars ($5,000,000) (or in the case of each of the Administrative Agent or the Syndication Agent, Ten Million Dollars ($10,000,000)) unless as a result of a cancellation or reduction of the aggregate Commitments; provided, however, that no Bank shall be prohibited from assigning its entire Commitment so long as such assignment is otherwise permitted under this Section 9.6.

            SECTION 9.7. Collateral. Each of the Banks represents to the Administrative Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

            SECTION 9.8. Governing Law; Submission to Jurisdiction; Judgment Currency. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

            (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property and each Qualified Borrower, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof.

The Borrower irrevocably consents, for itself and each Qualified Borrower, to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower or Qualified Borrower at its address set forth below. The Borrower hereby, for itself and each Qualified Borrower, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or a Qualified Borrower in any other jurisdiction.

            (c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so under applicable law, that the rate of exchange used shall be the spot rate at which in accordance with normal banking procedures the first currency could be purchased in New York City with such other currency by the person obtaining such judgment on the Business Day preceding that on which final judgment is given.

            (d) The parties agree, to the fullest extent that they may effectively do so under applicable law, that the obligations of the Borrower or any Qualified Borrower to make payments in any currency of the principal of and interest on the Loans of the Borrower and any Qualified Borrower and any other amounts due from the Borrower or any Qualified Borrower hereunder to the Administrative Agent as provided herein (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with Section 9.8(c)), in any currency other than the relevant currency, except to the extent that such tender or recovery shall result in the actual receipt by the Administrative Agent at its relevant office on behalf of the Banks of the full amount of the relevant currency expressed to be payable in respect of the principal of and interest on the Loans and all other amounts due hereunder (it being assumed for purposes of this clause (i) that the Administrative Agent will convert any amount tendered or recovered into the relevant currency on the date of such tender or recovery), (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the relevant currency the amount, if any, by which such actual receipt shall fall short of the full amount of the relevant currency so expressed to be payable and (iii) shall not be affected by an unrelated judgment being obtained for any other sum due under this Agreement.

            SECTION 9.9. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Borrower of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 9.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

            SECTION 9.12. Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

            SECTION 9.13. Limitation of Liability. No claim may be made by the Borrower or any other Person acting by or through Borrower against the Administrative Agent, the Syndication Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby, for itself and each Qualified Borrower, waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            SECTION 9.14. Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Borrower. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against (i) any officer, director, shareholder or employee of the Borrower or General Partner or (ii) any general partner of

Borrower other than General Partner, in each case except in the event of fraud or misappropriation of funds on the part of such officer, director, shareholder or employee or such general partner.

            SECTION 9.15. Confidentiality. The Administrative Agent, the Syndication Agent, the Joint Lead Arrangers and Joint Bookrunners and each Bank shall use reasonable efforts to assure that information about Borrower, General Partner and its Subsidiaries and Investment Affiliates, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to Administrative Agent, the Syndication Agent, the Joint Lead Arrangers and Joint Bookrunners or any Bank pursuant to the provisions hereof or any other Loan Document is used only for the purposes of this Agreement and shall not be divulged to any Person other than the Administrative Agent, the Banks, and their affiliates and respective officers, directors, employees and agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan and other transactions between such Bank and the Borrower, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights and exercise of any remedies of the Administrative Agent and the Banks hereunder and under the other Loan Documents, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in Section 9.6 hereof, who have agreed in writing to be bound by a confidentiality agreement substantially equivalent to the terms of this Section 9.15, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Administrative Agent or any Bank or by any applicable law, rule, regulation or judicial process (but only to the extent not in violation, conflict or inconsistent with the applicable regulatory requirement, request, summons or subpoena); provided, however, that in the event a Bank receives a summons or subpoena to disclose confidential information to any party, such Bank shall, if legally permitted, endeavor to notify Borrower thereof as soon as possible after receipt of such request, summons or subpoena and Borrower shall be afforded an opportunity to seek protective orders, or such other confidential treatment of such disclosed information, as Borrower and Administrative Agent may deem reasonable.

            SECTION 9.16. Bank's Failure to Fund.

            (a) If a Bank does not advance to Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith, then neither Administrative Agent nor the other Banks shall be required or obligated to fund such Bank's Pro Rata Share of such Loan.

            (b) As used herein, the following terms shall have the meanings set forth below:

                  (i) "Defaulting Bank" shall mean any Bank which (x) does not advance to the Administrative Agent such Bank's Pro Rata Share of a Loan in accordance herewith for a period of five (5) Business Days after notice of such failure from Administrative Agent, (y) shall otherwise fail to perform such Bank's obligations under the Loan Documents (including, without limitation, the obligation to purchase participations pursuant to Section 2.3) for a period of five (5) Business Days after notice of such failure from Administrative Agent, or (z) shall fail to pay the Administrative Agent or any other Bank, as the case may be, upon demand, such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of the Loan Documents for a period of five (5) Business Days after notice of such failure from Administrative Agent, and in all cases, such failure is not as a result of a good faith dispute as to whether such advance is properly required to be made pursuant to the provisions of this Agreement, or as to whether such other performance or payment is properly required pursuant to the provisions of this Agreement.

                  (ii) "Junior Creditor" means any Defaulting Bank which has not (x) fully cured each and every default on its part under the Loan Documents and (y) unconditionally tendered to the Administrative Agent such Defaulting Bank's Pro Rata Share of all costs, expenses and disbursements required to be paid or reimbursed pursuant to the terms of the Loan Documents.

                  (iii) "Payment in Full" means, as of any date, the receipt by the Banks who are not Junior Creditors of an amount of cash, in lawful currency of the United States, sufficient to indefeasibly pay in full all Senior Debt.

                  (iv) "Senior Debt" means (x) collectively, any and all indebtedness, obligations and liabilities of the Borrower to the Banks who are not Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

                  (v) "Subordinated Debt" means (x) any and all indebtedness, obligations and liabilities of Borrower to one or more Junior Creditors from time to time, whether fixed or contingent, direct or indirect, joint or several, due or not due, liquidated or unliquidated, determined or undetermined, arising by contract, operation of law or otherwise, whether on open account or evidenced by one or more instruments, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.1(f) or (g)), reimbursement for fees, indemnities, costs, expenses or otherwise, which arise under, in connection with or in respect of the Loans or the Loan Documents, and (y) any and all deferrals, renewals, extensions and refundings of, or amendments, restatements, rearrangements, modifications or supplements to, any such indebtedness, obligation or liability.

            (c) Immediately upon a Bank's becoming a Junior Creditor and until such time as such Bank shall have cured all applicable defaults, no Junior Creditor shall, prior to Payment in Full of all Senior Debt:

                  (i) accelerate, demand payment of, sue upon, collect, or receive any payment upon, in any manner, or satisfy or otherwise discharge, any Subordinated Debt, whether for principal, interest and otherwise;

                  (ii) take or enforce any Liens to secure Subordinated Debt or attach or levy upon any assets of Borrower, to enforce any Subordinated Debt;

                  (iii) enforce or apply any security for any Subordinated Debt; or

                  (iv) incur any debt or liability, or the like, to, or receive any loan, return of capital, advance, gift or any other property, from, the Borrower.

            (d)   In the event of:

                  (i) any insolvency, bankruptcy, receivership, liquidation, dissolution, reorganization, readjustment, composition or other similar proceeding relating to Borrower;

                  (ii) any liquidation, dissolution or other winding-up of the Borrower, voluntary or involuntary, whether or not involving insolvency, reorganization or bankruptcy proceedings;

                  (iii) any assignment by the Borrower for the benefit of creditors;

                  (iv) any sale or other transfer of all or substantially all assets of the Borrower; or

                  (v)   any other marshaling of the assets of the Borrower;

each of the Banks shall first have received Payment in Full of all Senior Debt before any payment or distribution, whether in cash, securities or other property, shall be made in respect of or upon any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property that would otherwise be payable or deliverable in respect of Subordinated Debt to any Junior Creditor but for this Agreement shall be paid or delivered directly to the Administrative Agent for distribution to the Banks in accordance with this Agreement until Payment in Full of all Senior Debt. If any Junior Creditor receives any such payment or distribution, it shall promptly pay over or deliver the same to the Administrative Agent for application in accordance with the preceding sentence.

            (e) Each Junior Creditor shall file in any bankruptcy or other proceeding of Borrower in which the filing of claims is required by law, all claims relating to Subordinated Debt that such Junior Creditor may have against Borrower and assign to the Banks who are not Junior Creditors all rights of such Junior Creditor thereunder. If such Junior Creditor does not file any such claim prior to forty-five (45) days before the expiration of the time to file such claim, Administrative Agent, as attorney-in-fact for such Junior Creditor, is hereby irrevocably authorized to do so in the name of such Junior Creditor or, in Administrative Agent's sole discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent shall, to the exclusion of each Junior Creditor, have the sole right, subject to Section 9.5 hereof, to accept or reject any plan proposed in any such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to Administrative Agent the amount payable on such claim and, to the full extent necessary for that purpose, each Junior Creditor hereby transfers and assigns to the Administrative Agent all of the Junior Creditor's rights to any such payments or distributions to which Junior Creditor would otherwise be entitled.

            (f)   (i)   If any payment or distribution of any character or any
security, whether in cash, securities or other property, shall be received by any Junior Creditor in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall promptly be paid over or delivered and transferred to, Administrative Agent for application to the payment of all Senior Debt, to the extent necessary to achieve Payment in Full. In the event of the failure of any Junior Creditor to endorse or assign any such payment, distribution or security, Administrative Agent is hereby irrevocably authorized to endorse or assign the same as attorney-in-fact for such Junior Creditor.

                  (ii) Each Junior Creditor shall take such action (including, without limitation, the execution and filing of a financing statement with respect to this Agreement and the execution, verification, delivery and filing of proofs of claim, consents, assignments or other instructions that Administrative Agent may require from time to time in order to prove or realize upon any rights or claims pertaining to Subordinated Debt or to effectuate the full benefit of the subordination contained herein) as may, in Administrative Agent's sole and absolute discretion, be necessary or desirable to assure the effectiveness of the subordination effected by this Agreement.

            (g) (i) Each Bank that becomes a Junior Creditor understands and acknowledges by its execution hereof that each other Bank is entering into this Agreement and the Loan Documents in reliance upon the absolute subordination in right of payment and in time of payment of Subordinated Debt to Senior Debt as set forth herein.

                  (ii) Only upon the Payment in Full of all Senior Debt shall any Junior Creditor be subrogated to any remaining rights of the Banks which are not Defaulting Banks to receive payments or distributions of assets of the Borrower made on or applicable to any Senior Debt.

                  (iii) Each Junior Creditor agrees that it will deliver all instruments or other writings evidencing any Subordinated Debt held by it to Administrative Agent, promptly after request therefor by the Administrative Agent.

                  (iv) No Junior Creditor may at any time sell, assign or otherwise transfer any Subordinated Debt, or any portion thereof, including, without limitation, the granting of any Lien thereon, unless and until satisfaction of the requirements of Section 9.6 above and the proposed transferee shall have assumed in writing the obligation of the Junior Creditor to the Banks under this Agreement, in a form acceptable to the Administrative Agent.

                  (v) If any of the Senior Debt, should be invalidated, avoided or set aside, the subordination provided for herein nevertheless shall continue in full force and effect and, as between the Banks which are not Defaulting Banks and all Junior Creditors, shall be and be deemed to remain in full force and effect.

                  (vi) Each Junior Creditor hereby irrevocably waives, in respect of Subordinated Debt, all rights (x) under Sections 361 through 365, 502(e) and 509 of the Bankruptcy Code (or any similar sections hereafter in effect under any other Federal or state laws or legal or equitable principles relating to bankruptcy, insolvency, reorganizations, liquidations or otherwise for the relief of debtors or protection of creditors), and (y) to seek or obtain conversion to a different type of proceeding or to seek or obtain dismissal of a proceeding, in each case in relation to a bankruptcy, reorganization, insolvency or other proceeding under similar laws with respect to the Borrower. Without limiting the generality of the foregoing, each Junior Creditor hereby specifically waives (A) the right to seek to give credit (secured or otherwise) to the Borrower in any way under Section 364 of the Bankruptcy Code unless the same is subordinated in all respects to Senior Debt in a manner acceptable to Administrative Agent in its sole and absolute discretion and (B) the right to receive any collateral security (including, without limitation, any "super priority" or equal or "priming" or replacement
Lien) for any Subordinated Debt unless the Banks which are not Defaulting Banks have received a senior position acceptable to the Banks in their sole and absolute discretion to secure all Senior Debt (in the same collateral to the extent collateral is involved).

            (h)   (i)   In addition to and not in limitation of the
subordination effected by this Section 9.16, the Administrative Agent and each of the Banks which are not Defaulting Banks may in their respective sole and absolute discretion, also exercise any and all other rights and remedies available at law or in equity in respect of a Defaulting Bank; and

                  (ii) The Administrative Agent shall give each of the Banks notice of the occurrence of a default under this Section 9.16 by a Defaulting Bank and if the Administrative Agent and/or one or more of the other Banks shall, at their option, fund any amounts required to be paid or advanced by a Defaulting Bank, the other Banks who have elected not to fund any portion of such amounts shall not be liable for any reimbursements to the Administrative Agent and/or to such other funding Banks.

            (i) Notwithstanding anything to the contrary contained or implied herein, a Defaulting Bank shall not be entitled to vote on any matter as to which a vote by the Banks is required hereunder, including, without limitation, any actions or consents on the part of the Administrative Agent as to which the approval or consent of all the Banks or the Required Banks or Majority Banks is required under Article VIII, Section 9.5 or elsewhere, so long as such Bank is a Defaulting Bank; provided, however, that in the case of any vote requiring the unanimous consent of the Banks, if all the Banks other than the Defaulting Bank shall have voted in accordance with each other, then the Defaulting Bank shall be deemed to have voted in accordance with such Banks.

            (j) Each of the Administrative Agent and any one or more of the Banks which are not Defaulting Banks may, at their respective option, (i) advance to the Borrower such Bank's Pro Rata Share of the Loans not advanced by a Defaulting Bank in accordance with the Loan Documents, or (ii) pay to the Administrative Agent such Bank's Pro Rata Share of any costs, expenses or disbursements incurred or made by the Administrative Agent pursuant to the terms of this Agreement not theretofore paid by a Defaulting Bank. Immediately upon the making of any such advance by the Administrative Agent or any one of the Banks, such Bank's Pro Rata

Share and the Pro Rata Share of the Defaulting Bank shall be recalculated to reflect such advance. All payments, repayments and other disbursements of funds by the Administrative Agent to Banks shall thereupon and, at all times thereafter be made in accordance with such Bank's recalculated Pro Rata Share unless and until a Defaulting Bank shall fully cure all defaults on the part of such Defaulting Bank under the Loan Documents or otherwise existing in respect of the Loans or this Agreement, at which time the Pro Rata Share of the Bank(s) which advanced sums on behalf of the Defaulting Bank and of the Defaulting Bank shall be restored to their original percentages.

            SECTION 9.17. Banks' ERISA Covenant. Each Bank, by its signature hereto or on the applicable Transfer Supplement, hereby agrees (a) that on the date any Loan is disbursed hereunder no portion of such Bank's Pro Rata Share of such Loan will constitute "assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code, and (b) that following such date such Bank shall not allocate such Bank's Pro Rata Share of any Loan to an account of such Bank if such allocation (i) by itself would cause such Pro Rata Share of such Loan to then constitute "assets" (within the meaning of 29 C.F.R. ss. 2510.3-101) of an "employee benefit plan" within the meaning of Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code and (ii) by itself would cause such Loan to constitute a prohibited transaction under ERISA or the Code (which is not exempt from the restrictions of Section 406 of ERISA and Section 4975 of the Code and the taxes and penalties imposed by Section 4975 of the Code and Section 502(i) of ERISA) or any Agent or Bank being deemed in violation of Section 404 of ERISA.

            SECTION 9.18. No Bankruptcy Proceedings. Each of the Borrower, the Banks, the Administrative Agent, the Joint Lead Arrangers and the Joint Bookrunners hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (ii) the Maturity Date.

            SECTION 9.19. Optional Increase in Commitments. At any time prior to the date that is twenty-four (24) months after the date of this Agreement, provided no Event of Default shall have occurred and then be continuing, the Borrower may, if it so elects, increase the aggregate amount of the Commitments (subject to proviso (b) in the next sentence), either by designating a Qualified Institution not theretofore a Bank to become a Bank (such designation to be effective only with the prior written consent of the Administrative Agent, which consent will not be unreasonably withheld) and/or by agreeing with an existing Bank or Banks that such Bank's Commitment shall be increased. Upon execution and delivery by the Borrower and such Bank or other financial institution of an instrument in form reasonably satisfactory to the Administrative Agent, such existing Bank shall have a Commitment as therein set forth or such Qualified Institution shall become a Bank with a Commitment as therein set forth and all the rights and obligations of a Bank with such a Commitment hereunder; provided that:

            (a) the Borrower shall provide prompt notice of such increase to the Administrative Agent, who shall promptly notify the Banks; and

            (b) the amount of such increase, together with all other increases in the aggregate amount of the Commitments pursuant to this Section 9.19 since the date of this Agreement, does not cause the Facility Amount to exceed $700,000,000.

Upon any increase in the aggregate amount of the Commitments pursuant to this
Section 9.19, within five Business Days (in the case of any Base Rate Loans then outstanding) or at the end of the then current Interest Period with respect thereto (in the case of any Euro-Dollar Loans then outstanding), as applicable, each Bank's Pro Rata Share shall be recalculated to reflect such increase in the Commitments and the outstanding principal balance of the Loans shall be reallocated among the Banks such that the outstanding principal amount of Loans owed to each Bank shall be equal to such Bank's Pro Rata Share (as recalculated). All payments, repayments and other disbursements of funds by the Administrative Agent to Banks shall thereupon and, at all times thereafter be made in accordance with each Bank's recalculated Pro Rata Share.

            SECTION 9.20. Managing Agents, Documentation Agents and Co-Agents. Each of the Borrower, the Agents and each Bank acknowledges and agrees that (a) the obligations of the Managing Agents, the Documentation Agents and the Co-Agent hereunder shall be limited to those obligations that are expressly set forth herein, if any, and the Managing Agents, Documentation Agents and Co-Agent shall not be required to take any action or assume any liability except as may be required in each of their capacity as a Bank hereunder, and (b) the indemnifications set forth herein for the benefit of the Agents shall also run to the benefit of the Managing Agents, the Documentation Agents and the Co-Agent to the extent any of them incurs any loss, cost or damage arising from its capacity as a Managing Agent, Documentation Agent or a Co-Agent.

            SECTION 9.21. USA PATRIOT Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with the Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    AMB PROPERTY, L.P., a Delaware limited
                                    partnership

                                    By: AMB PROPERTY CORPORATION, a Maryland
                                        corporation and its sole general partner

                                         By: /s/ Gayle P. Starr
                                            ____________________________________
                                         Name:  Gayle P. Starr
                                         Title: Senior Vice President

                           Facsimile number: (415) 394-9001
                           Address:          Pier 1, Bay 1
                                             San Francisco, California 94111
                                             Attn: Chief Financial Officer

TOTAL COMMITMENTS: $500,000,000

                                    JPMORGAN CHASE BANK, as Administrative
                                    Agent and as a Bank

                                    By:  /s/ Susan M. Tate
                                       ____________________________________
                                    Name:  Susan M. Tate
                                    Title: Vice President

                                    Dollar Commitment:             $ 9,990,000
                                    Alternate Currency Commitment: $32,510,000

                                    JPMorgan Chase Bank
                                    707 Travis Street, 6th Floor North
                                    Houston, Texas 77002
                                    Attn: Susan M. Tate
                                    Telephone: (713) 216-1511
                                    Telecopy:  (713) 216-2391

                                    and

                                    JPMorgan Chase Bank
                                    1111 Fannin Street, 10th Floor
                                    Houston, Texas 77002
                                    Attn: Loan and Agency Services
                                    Telephone: (713) 750-2353
                                    Telecopy:  (713) 750-2228

                                   J.P. MORGAN EUROPE LIMITED, as Administrative Agent

                                   By: /s/ S. Gillies  /s/ N. Mall
                                      ____________________________________
                                   Name:  S. Gillies  N. Mall
                                   Title: Associate   Associate

                                    BANK OF AMERICA, N.A.,
                                    as Syndication Agent and as a Bank

                                    By: /s/ Frank H. Stumpf
                                       ____________________________________
                                    Name:  Frank H. Stumpf
                                    Title: Principal

                                    Dollar Commitment:             $ 9,990,000
                                    Alternate Currency Commitment: $32,510,000

                                    J.P. MORGAN SECURITIES, INC.,
                                    as Joint Lead Arranger and Joint Bookrunner


                                    By: /s/ Lisa Boncaldo
                                       ____________________________________
                                    Name:  Lisa Boncaldo
                                    Title: Vice President

                                    BANC OF AMERICA SECURITIES LLC,
                                    as Joint Lead Arranger and Joint Bookrunner

                                    By: /s/ Robert N. Allen
                                       ____________________________________
                                    Name:  Robert N. Allen
                                    Title: Principal

                                  COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                                  BRANCHES, as Documentation Agent and as
                                  a Bank

                                  By: /s/ Ralph C. Marra, Jr. /s/ Kerstin Micke
                                     __________________________________________
                                  Name:  Ralph C. Marra, Jr. Kerstin Micke
                                  Title: Vice President      Assistant Treasurer

                                  Dollar Commitment:             $ 7,310,000
                                  Alternate Currency Commitment: $31,690,000

                                    WACHOVIA BANK, N.A., as Documentation Agent and as a Bank

                                    By: /s/ Cathy A. Casey
                                       ____________________________________
                                    Name:  Cathy A. Casey
                                    Title: Director

                                    Dollar Commitment:             $ 7,310,000
                                    Alternate Currency Commitment: $31,690,000

                                    PNC BANK, NATIONAL ASSOCIATION,
                                    as Documentation Agent and as a Bank

                                    By: /s/ Michael E. Smith
                                       ____________________________________
                                    Name:  Michael E. Smith
                                    Title: Senior Vice President

                                    Dollar Commitment:             $ 7,310,000
                                    Alternate Currency Commitment: $31,690,000

                                    THE BANK OF NOVA SCOTIA, ACTING THROUGH
                                    ITS SAN FRANCISCO AGENCY,
                                    as Managing Agent and as a Bank

                                    By: /s/ Ted Richardson
                                       ____________________________________
                                    Name:  Ted Richardson
                                    Title: Director

                                    Dollar Commitment:             $18,000,000
                                    Alternate Currency Commitment: $18,000,000

                                    WELLS FARGO BANK, N.A.,
                                    as Managing Agent and as a Bank

                                    By: /s/  Diana Giacomini
                                       ____________________________________
                                    Name:  Diana Giacomini
                                    Title: Senior Vice President

                                    Dollar Commitment:             $36,000,000
                                    Alternate Currency Commitment: $0

                                    KEYBANK NATIONAL ASSOCIATION,
                                    as Managing Agent and as a Bank

                                    By: /s/ Cheryl F. VanKlonrenberg
                                       ____________________________________
                                    Name:  Cheryl F. VanKlonrenberg
                                    Title: Vice President

                                    Dollar Commitment:             $36,000,000
                                    Alternate Currency Commitment: $0

                                    SOUTHTRUST BANK, as Co-Agent and as a Bank

                                    By: /s/ Lisa S. Smith
                                       ____________________________________
                                    Name:  Lisa S. Smith
                                    Title: Vice President

                                    Dollar Commitment:             $15,000,000
                                    Alternate Currency Commitment: $15,000,000

                                    UNION BANK OF CALIFORNIA, N.A.,
                                    as Co-Agent and as a Bank

                                    By: /s/ Karen Kokame
                                       ____________________________________
                                    Name:  Karen Kokame
                                    Title: Vice President

                                    Dollar Commitment:             $25,000,000
                                    Alternate Currency Commitment: $0

                                    ING REAL ESTATE FINANCE (USA) LLC,
                                    as Co-Agent and as a Bank

                                    By: /s/ David A. Mazujian
                                       ____________________________________
                                    Name:  David A. Mazujian
                                    Title: Managing Director

                                    Dollar Commitment:             $12,500,000
                                    Alternate Currency Commitment: $12,500,000

                                    THE NORTHERN TRUST COMPANY,
                                    as a Bank

                                    By: /s/ Elenor Grumman
                                       ____________________________________
                                    Name:  Elenor Grumman
                                    Title: Vice President

                                    Dollar Commitment:             $10,000,000
                                    Alternate Currency Commitment: $10,000,000

                                    SOCIETE GENERALE,
                                    as a Bank

                                    By: /s/ Scott Gosslee
                                       ____________________________________
                                    Name:  Scott Gosslee
                                    Title: Director

                                    Dollar Commitment:             $0
                                    Alternate Currency Commitment: $20,000,000

                                    ALLIED IRISH BANK PLC,
                                    as a Bank

                                    By: /s/ Germaine Reusch   /s/ Denise Magyer
                                       _________________________________________
                                    Name:  Germaine Reusch        Denise Magyer
                                    Title: Senior Vice President  Vice President

                                    Dollar Commitment:             $10,600,000
                                    Alternate Currency Commitment: $ 4,400,000

                                    SUMITOMO MITSUI BANKING CORPORATION,
                                    as a Bank

                                    By: /s/ David A. Buck
                                       ____________________________________
                                    Name:  David A. Buck
                                    Title: Senior Vice President

                                    Dollar Commitment:             $10,000,000
                                    Alternate Currency Commitment: $10,000,000

                                    CHANG HWA COMMERCIAL BANK, LTD.,
                                    LOS ANGELES BRANCH, as a Bank

                                    By: /s/ Jim Chen
                                       ____________________________________
                                    Name:  Jim Chen
                                    Title: VP & General Manager


                                    Dollar Commitment:             $10,000,000
                                    Alternate Currency Commitment: $0

                                    LASALLE BANK NATIONAL ASSOCIATION,
                                    as a Bank

                                    By: /s/ Jay Pe
                                       ____________________________________
                                    Name:  Jay Pe
                                    Title: VP

                                    Dollar Commitment:             $15,000,000
                                    Alternate Currency Commitment: $0

                                    THE NORINCHUKIN BANK, NEW YORK BRANCH,
                                    as a Bank

                                    By: /s/ Masanori Shoji
                                       ____________________________________
                                    Name:  Masanori Shoji
                                    Title: Joint General Manager

                                    Dollar Commitment:             $10,000,000
                                    Alternate Currency Commitment: $0